UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ORBITAL SCIENCES CORPORATION
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March 8, 2012

Dear Stockholder:

It is my pleasure to invite you to the annual meeting of stockholders of Orbital Sciences Corporation to be held on Wednesday, April 25, 2012, at 9:00 a.m., Eastern Time, at our headquarters located at 45101 Warp Drive, Dulles, Virginia 20166.  Although our street address is different this year, our location has not changed.

Your vote is important.  Whether or not you plan to attend the annual meeting, and regardless of the number of shares you own, I urge you to vote in accordance with the instructions provided with this proxy statement.  Even if you return a proxy card or vote via the Internet or by telephone, you may still attend the annual meeting and vote in person.

I hope that you will be able to attend the annual meeting.  Orbital’s officers and directors look forward to seeing you at that time.

Sincerely,

DAVID W. THOMPSON
Chairman of the Board, President and
Chief Executive Officer

ORBITAL SCIENCES CORPORATION
45101 Warp Drive
Dulles, Virginia  20166
(703) 406-5000
www.orbital.com
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 25, 2012
_______________

The annual meeting of stockholders of Orbital Sciences Corporation (“Orbital” or the “company”) will be held on Wednesday, April 25, 2012, at 9:00 a.m., Eastern Time, at our headquarters located at 45101 Warp Drive, Dulles, Virginia 20166.

Stockholders of record as of the close of business on February 27, 2012, are entitled to notice of, and to vote at, the annual meeting.  The following proposals are on the agenda:

1.	To elect five directors from the nominees named in the attached proxy statement for three-year terms ending in 2015.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To approve, by advisory vote, the compensation paid to our named executive officers.

4.	To consider and approve our Amended and Restated 2005 Stock Incentive Plan.

5.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

We make our proxy materials available to our stockholders on the Internet, rather than mailing printed copies of these materials to each stockholder.  On or about March 13, 2012, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials online or, if you prefer, to request a printed or e-mail copy of these materials.  We believe this method of distribution allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Whether or not you plan to attend the annual meeting, please promptly vote your shares over the Internet or via the toll-free telephone number, as described in the enclosed materials.  If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.  If you are present at the annual meeting and vote in person, then your vote by proxy will not be used.

By Order of the Board of Directors,

SUSAN HERLICK
Senior Vice President, General Counsel
and Corporate Secretary

March 8, 2012

ORBITAL SCIENCES CORPORATION
_______________

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
_______________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders because you own shares of our common stock.  This proxy statement contains information about the voting process and the matters to be voted on at the annual meeting, as well as information about our directors and executive officers and other information about Orbital.  The annual meeting will be held at our headquarters located at 45101 Warp Drive, Dulles, Virginia 20166, on Wednesday, April 25, 2012, at 9:00 a.m., Eastern Time. Although our street address is different this year, the location of our headquarters has not changed.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, we have made this proxy statement and our Annual Report on Form 10-K available to our stockholders on the Internet, rather than mailing printed copies of these materials to each stockholder.  If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of our proxy materials unless you request one.  The Notice contains instructions for accessing and reviewing our proxy materials on the Internet.  If you received the Notice by mail and would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote?

Holders of record of our common stock at the close of business on February 27, 2012, the record date for the annual meeting, are entitled to vote at the annual meeting.  Each share of our common stock is entitled to one vote on each matter to be voted on.  On February 27, 2012, there were 58,944,976 shares of our common stock issued and outstanding and entitled to vote.

What am I voting on?

You are voting on four items of business at the annual meeting – (1) the election of five directors to serve until the 2015 annual meeting and until their respective successors are elected and qualified or until the director’s death, removal or resignation; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; (3) the approval, by advisory vote, of the compensation paid to our named executive officers, as disclosed in this proxy statement; and (4) the approval of our Amended and Restated 2005 Stock Incentive Plan (the “Amended 2005 Plan”).  For more information, see the discussion below under “Proposal 1 – Election of Directors,” “Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm,”  “Proposal 3 – Advisory Vote on Executive Compensation,” and “Proposal 4 – Amended and Restated 2005 Stock Incentive Plan.”

How does the Board of Directors recommend I vote?

The Board of Directors unanimously recommends that stockholders vote FOR the election of each nominee to the Board of Directors; FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year; FOR approval of the compensation paid to our named executive officers, as disclosed in this proxy statement; and FOR our Amended 2005 Plan.

How do I vote?

If you are a holder of record of our common stock as of the record date, there are four ways to vote:

—
You can vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your Notice or proxy card.  You will need the 12-digit control number included on your Notice or proxy card.

—	You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your Notice or proxy card.

—	If you received our proxy materials by mail, you may complete, sign and mail your proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

—	Finally, you may vote by written ballot at the annual meeting.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, April 24, 2012.  If you submit your proxy and do not indicate your voting preference, the appointed proxies will vote your shares FOR each of the nominees to our Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, FOR approval of the compensation paid to our named executive officers, as disclosed in this proxy statement, and FOR our Amended 2005 Plan.

If your shares are held in a brokerage, bank or other institutional account (i.e., in “street name”), then that institution is considered to be the stockholder of record with respect to those shares.  Street name holders generally may not submit a proxy or vote their shares directly and must instead follow the voting directions provided by that institution on how to vote their shares.  You may complete and mail a voting instruction card that is sent to you by your bank, broker or other nominee or, in most cases, submit voting instructions by the Internet or by telephone to your bank, broker or nominee.  Your shares will then be voted by proxy by that institution.   If your instructions are not received in a timely manner, or at all, the firm may only vote your shares on any matter which the rules of the New York Stock Exchange (the “NYSE”) determine to be “routine.”  The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter according to the NYSE rules.  The election of directors (Proposal 1), the advisory vote on our executive compensation (Proposal 3) and the approval of our Amended 2005 Plan (Proposal 4), however, are non-routine matters.  If the brokerage firm cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter.  The effect that a broker non-vote has on each matter to be considered at the annual meeting is discussed below.

We will pass out written ballots to anyone who wants to vote in person at the annual meeting.  If you hold your shares in street name through a brokerage account, you will need to first obtain a legal proxy from your broker in order to vote in person at the annual meeting.

What if I change my mind after I have voted?

If you are the holder of record for your shares, you may revoke your proxy and change your vote at any time before it is voted at the annual meeting by (1) sending a written notice of revocation to our Corporate Secretary at our address set forth in this proxy statement; (2) submitting a new proxy, bearing a date later than the date of the proxy being revoked; (3) voting again on the Internet or by telephone prior to 11:59 p.m. Eastern Time on Tuesday, April 24, 2012; or (4) attending the annual meeting and voting in person.  Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

If you hold your shares in street name, then you may submit new voting instructions by contacting your broker or nominee.  You may also vote in person at the annual meeting if you obtain a legal proxy, as described above under “How do I vote.”

How many shares constitute the quorum necessary to hold the annual meeting?

As of the record date, 58,944,976 shares of our common stock were issued and outstanding and entitled to vote at the annual meeting.  A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum.  Shares that are represented by a proxy that directs that the shares abstain from voting are still deemed to be represented at the annual meeting for purposes of constituting a quorum.  Similarly, broker non-votes will be treated as shares present for purposes of determining a quorum at the annual meeting.

Where do I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting.  Within four business days after the annual meeting, we will report the final results in a Current Report on Form 8-K to be filed by us with the SEC.  A copy of our Form 8-K will be available on our website (www.orbital.com) and on the SEC’s website (www.sec.gov).  You may also receive a copy by contacting our Investor Relations Department, either by mail at our corporate headquarters, by e-mail at investor.relations@orbital.com, by telephone at (703) 406-5960 or by calling the SEC at 1-800-SEC-0330 for the location of the nearest SEC public reference room.

Who pays the cost of solicitation of proxies?

We will pay the costs of this proxy solicitation, including the reasonable expenses of brokerage firms and other custodians or nominees for forwarding proxy materials to beneficial owners.  Our directors, officers and employees may solicit proxies without additional compensation.

Will any other matters be voted on?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the annual meeting other than those discussed in this proxy statement.  If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the 2012 annual meeting for three-year terms expiring at the 2015 annual meeting of stockholders and until their respective successors are elected and qualified or until the director’s death, removal or resignation.  Eight other directors have been previously elected or appointed to terms that end in either 2013 or 2014, as indicated below.

If any nominees for director should become unavailable, the Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, would designate substitute nominees and proxies would be voted for such substitutes.  Management does not anticipate that any of the nominees will become unavailable.

Majority Voting in Director Elections

In October 2011, the Board of Directors amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to adopt a majority voting standard in uncontested director elections. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes.  For purposes of the election of directors, abstentions, broker non-votes and other shares not voted will have no effect on the outcome of the election other than for purposes of determining a quorum.  Stockholders are not allowed to cumulate their votes for the election of directors.  The Amended and Restated Bylaws also provide that a director who fails to receive the required vote at any annual meeting at which they are nominated for re-election shall tender his or her resignation from the Board.  The Board will act on the resignation at its next regularly scheduled meeting, taking into account the recommendation of the Corporate Governance and Nominating Committee, and publicly disclose its decision promptly thereafter. Any director who tenders such a resignation in accordance with the Amended and Restated Bylaws will not participate in the Board decision on the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting at which he or she stands for reelection to the Board and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board in accordance with the Amended and Restated Bylaws.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.  Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of each of the nominees listed below.

Set forth below is certain information, as of the record date, concerning each of the nominees and each person whose term of office as a director will continue after the annual meeting.

Directors to be Elected at the 2012 Annual Meeting

ROBERT M. HANISEE, 73
Director since 2002

From 1990 until his retirement at the end of 2003, Mr. Hanisee held a series of positions with Trust Company of the West, an investment management services company.  He served as Managing Director and Chief Investment Officer for Asset Allocation in the Private Client Services Group from 1998 to 2003, managed the Convertible Securities Group from 1992 to 1998, and was Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998.  Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities.  He is a member of the NASA Advisory Council.  Between 1992 and 2007, Mr. Hanisee served as a director of EDO Corporation, which was a publicly-traded company prior to its acquisition in 2007.

Mr. Hanisee has a strong background in finance, accounting and capital markets.  He has experience serving on public company boards and is also knowledgeable about NASA priorities and operations from his service on the NASA Advisory Council.

JAMES G. ROCHE, 72
Director since 2005

Dr. Roche served as the Secretary of the U.S. Air Force from 2001 to 2005.  From 1984 to 2001, Dr. Roche held several executive positions with Northrop Grumman Corporation, a global defense company, including Corporate Vice President and President of its Electronic Sensors and Systems Sector.  From 1983 to 1984, Dr. Roche was Democratic Staff Director of the U.S. Senate Committee on Armed Services.  Dr. Roche served in the U.S. Navy for 23 years and retired with the rank of captain in 1983.  As a naval officer, his assignments included Principal Deputy Director of the U.S. State Department’s Policy Planning Staff and Senior Professional Staff Member of the U.S. Senate Select Committee on Intelligence.  He commanded the USS Buchanan, a guided missile destroyer, and was awarded the Arleigh Burke Fleet Trophy in 1974 for the most improved combat unit in the Pacific Theater.  Between 2006 and 2009, Dr. Roche served as a director of TechTeam Global, Inc.

Dr. Roche is an experienced aerospace and defense executive and has held senior leadership positions in both the private and public sectors, including at a large global defense company and the U.S. Air Force and U.S. Navy.  He has particular expertise in, and knowledge about, U.S. military space and missile markets and other adjacent national security areas.

HARRISON H. SCHMITT, 76
Director since 1983

Dr. Schmitt has served in various capacities as a business and technical consultant since 1983.  From 1977 through 1983, Dr. Schmitt was a U.S. Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversaw all non-military space-related research and development programs of the U.S. Government.  From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA.  From 1965 to 1973, he was a NASA astronaut.  As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon’s surface.  Dr. Schmitt chaired the NASA Advisory Council from 2005 to 2008.

As the only scientist to walk on the Moon during the Apollo program, Dr. Schmitt has a unique perspective regarding space technology and operations.  With experience as a U.S. Senator, he has first-hand insight into the federal legislative process.  He is an expert in human space programs generally and has a good understanding of NASA and its priorities.

JAMES R. THOMPSON, 75
Director since 1992

Mr. J.R. Thompson, who is not related to David W. Thompson, has been Vice Chairman since April 2002 and was appointed Senior Executive Advisor of the Company in April 2011, when he retired as President and Chief Operating Officer, positions he had held since October 1999.  From 1993 until October 1999, Mr. J.R. Thompson served as Executive Vice President and General Manager of Orbital’s Launch Systems Group.  Mr. J.R. Thompson was Executive Vice President and Chief Technical Officer of Orbital from 1991 to 1993.  He was Deputy Administrator of NASA from 1989 to 1991.  From 1986 until 1989, Mr. J.R. Thompson was Director of the Marshall Space Flight Center at NASA.  He was Deputy Director for Technical Operations at Princeton University’s Plasma Physics Laboratory from 1983 through 1986.  Before that, he had a 20-year career with NASA at the Marshall Space Flight Center.  Between 1993 and 2006, Mr. J.R. Thompson served as a director of SPACEHAB, Incorporated.

Mr. J.R. Thompson is an experienced executive with broad aerospace technical expertise, including launch vehicle and spacecraft technologies.  He held leadership positions with NASA and Princeton University and, as a member of the senior management team at Orbital for over 20 years, he has strong insight into our historical and prospective operations and strategic initiatives.

SCOTT L. WEBSTER, 59
Director since 1982

Mr. Webster is a co-founder of Orbital.  Mr. Webster served as Senior Vice President, Special Projects of Orbital from May 2001 until his retirement in July 2002.  From 1998 until April 2001, Mr. Webster was Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P., a satellite services company formerly affiliated with Orbital.  From 1993 to 1997, Mr. Webster served in various consulting capacities with Orbital.  He served as President of Orbital’s Space Data Division from 1990 until 1993 and Executive Vice President of that Division from 1989 to 1990.  Mr. Webster was Orbital’s Senior Vice President of Marketing and Vice President of Marketing from Orbital’s inception in 1982 until 1989.  Previously, he held technical and management positions at Advanced Technology Laboratories and Litton Industries, Inc.

Mr. Webster is a co-founder of Orbital and has been a board member since its inception.  He has a deep understanding of the company’s products and markets through service in several executive capacities at Orbital.   He has an engineering background and serves on the board of directors for a U.S. subsidiary of an international missile company.

Directors Whose Terms Expire in 2013

KEVIN P. CHILTON, 57
Director since 2012

General Chilton was appointed to the Board of Directors on January 26, 2012.  In February 2011, General Chilton retired from the U.S. Air Force after more than three decades of service.  General Chilton served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for Department of Defense ("DoD") nuclear, space and cyberspace operations.  From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space operations.  He previously served in a variety of command positions and as a pilot.  General Chilton also served as a NASA astronaut from 1987 to 1996, including on three space shuttle flights. General Chilton is a director of Anadarko Petroleum Corporation.

General Chilton offers unique insight derived from his experience with two core Company customers – DoD and NASA.  He has first-hand experience with the demands of the NASA human space program from his years as a NASA astronaut and with DoD requirements with respect to military space operations and missile defense as a result of his senior officer positions with the United States Air Force and DoD.

LENNARD A. FISK, 68
Director since 1993

Dr. Fisk has been a Distinguished University Professor of Space Sciences at the University of Michigan since 1993, where he leads a research group conducting theoretical and experimental space science research.  From 1987 to 1993, Dr. Fisk was the NASA Associate Administrator for Space Science and Applications, where he was responsible for the planning and direction of all NASA programs concerned with space science and applications, and for the institutional management of the Goddard Space Flight Center and the Jet Propulsion Laboratory.  From 1977 to 1987, Dr. Fisk held various positions at the University of New Hampshire, including Professor of Physics and Vice President for Research and Financial Affairs.  Dr. Fisk has served on numerous advisory committees including the Space Studies Board of the U.S. National Academy of Sciences, which he chaired from 2003 to 2008.  He is a member of the U.S. National Academy of Sciences, the International Academy of Astronautics and Academia Europaea, and a Fellow of the American Geophysical Union.  He has received numerous awards including the NASA Distinguished Service Medal.

Dr. Fisk is an expert in space and Earth science and related satellite system design and operations.  His past experience working at NASA and his current role as an adviser give him insight into future space and Earth science initiatives and a good understanding of the agency’s priorities and processes.

RONALD T. KADISH, 63
Director since 2005

General Kadish has been Senior Vice President of Booz Allen Hamilton, Inc., a global strategy and technology consulting firm, since February 2005.  In September 2004, General Kadish retired as Lieutenant General from the U.S. Air Force after serving for 34 years.  From 1999 until his retirement, General Kadish served as Director of the U.S. Missile Defense Agency (formerly Ballistic Missile Defense Organization).  From August 1996 to June 1999, General Kadish served as the Commander of the Electronic Systems Center at Hanscom Air Force Base.  Prior to that time, General Kadish served in numerous assignments with the U.S. Air Force, including Program Director for several military aircraft platforms.  During his career with the U.S. Air Force, General Kadish received a number of awards and decorations, including the Defense Distinguished Service Medal with oak leaf cluster, the Distinguished Service Medal, and the Legion of Merit.  General Kadish is a director of Spirit AeroSystems Holdings, Inc.

General Kadish is very knowledgeable about the aerospace and defense industry.  He has first-hand experience in, and continues to be well-informed regarding, U.S. Government acquisition strategies and priorities relating specifically to missile defense programs.

GARRETT E. PIERCE, 67
Director since 2000

Mr. Pierce has been Vice Chairman and Chief Financial Officer of Orbital since April 2002, and was Executive Vice President and Chief Financial Officer since August 2000.  From 1996 until August 2000, he was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a supplier of electronic security systems, where he was also named Chief Administrative Officer in July 1998.  Prior to joining Sensormatic, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc., a supplier of microwave, radio frequency, and satellite systems and products for communications and wireless networks.  From 1980 to 1993, Mr. Pierce was employed by Materials Research Corporation, a provider of thin film equipment and high purity materials to the semiconductor, telecommunications and media storage industries, where he progressed from Chief Financial Officer to President and Chief Executive Officer.  Materials Research Corporation was acquired by Sony Corporation as a wholly-owned subsidiary in 1989.  From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.  Mr. Pierce is a director of Kulicke and Soffa Industries, Inc.

Mr. Pierce has extensive experience as a chief financial officer of publicly-traded, technology-based companies, and also has accounting and capital markets expertise.  Mr. Pierce has served on the boards of publicly-listed companies for a total of 24 years and attended the Harvard Business School Executive Education Program for Audit Committees.  In addition, as a member of our senior management team for 12 years, he offers strong insight into our historical and prospective operations and financial condition.

Directors Whose Terms Expire in 2014

ROBERT J. HERMANN, 78
Director since 2002

Dr. Hermann has been a Senior Partner of Global Technology Partners, an aerospace, defense and technology investment firm, since 1998.  From 1982 to 1998, Dr. Hermann held a variety of positions at United Technologies Corporation, including the position of Senior Vice President, Science and Technology from 1987 to 1998.  Prior to that time, Dr. Hermann served as Director of the National Reconnaissance Office, Assistant Secretary of the Air Force for Research and Development and Logistics, and Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence.  He also spent 20 years with the National Security Agency.  He is Chairman of the Technical Advisory Group for the National Reconnaissance Office, a member of the Defense Science Board, and a member of the Commission to Assess the Threat to the United States from Electromagnetic Pulse Attack.  He was Chairman of the Charles Stark Draper Laboratory from 1995 to 2001 and was a member of the President’s Foreign Intelligence Advisory Board from 1993 to 2001.  Dr. Hermann is a member of the U.S. National Academy of Engineering.  As described below in greater detail, Dr. Hermann has served as Orbital’s Lead Independent Director since January 2005.

Dr. Hermann has an extensive background in industrial research, development, manufacturing and operations in the defense, space and related technology industries.  He is knowledgeable about U.S. Government national security acquisition strategies and priorities, particularly with respect to defense and intelligence space systems.

JANICE I. OBUCHOWSKI, 60
Director since 1996

Ms. Obuchowski has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm, since 1992.  In 2003, Ms. Obuchowski also served as Ambassador and U.S. Representative to the World Radiocommunication Conference 2003.  From 1989 to 1992, she served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency.  From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Senior Adviser to the Chairman.  Ms. Obuchowski is a director of CSG Systems International, Inc. and Inmarsat plc.  Between 2001 and 2007, she served as a director of Stratos Global Corporation, a publicly-traded company that was acquired in 2007.

Ms. Obuchowski is an experienced telecommunications and defense executive with public company board experience.  In particular, she has expertise in U.S. federal and international telecommunications policy and has a broad satellite communications background from working in both the public and private sectors.  She also has a good understanding of the federal legislative and budget processes.

FRANK L. SALIZZONI, 73
Director since 1996

Mr. Salizzoni was President and Chief Executive Officer of H&R Block, Inc. from 1996 until 2000, and served as Chairman of the Board until his retirement in 2002.  From 1994 until 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc.  He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990.  From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, a food services company.  From 1967 to 1987, Mr. Salizzoni held several senior financial management positions with Trans World Airlines and its parent company, Transworld Corporation.   Between 2004 and 2007, he served as a director of Stratos Global Corporation, a publicly-traded company that was acquired in 2007.

Mr. Salizzoni is an experienced executive with a broad background in corporate operations, financial management and accounting, and has served in senior management positions at a number of public companies, including several airlines.  He also has experience serving on public company boards.

DAVID W. THOMPSON, 57
Director since 1982

Mr. Thompson is a co-founder of Orbital and has been Chairman of the Board and Chief Executive Officer of Orbital since 1982.  From 1982 until October 1999, he also served as President, a role he resumed in mid-2011.  Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle’s autopilot design at the Charles Stark Draper Laboratory.  Mr. Thompson is a Fellow of the American Institute of Aeronautics and Astronautics, the American Astronautical Society and the Royal Aeronautical Society, and is a member of the U.S. National Academy of Engineering.

Mr. Thompson has led our company since its inception and has been the primary leader of our growth initiatives and expansion into new markets and product lines.  He is an experienced executive with a technical background and broad knowledge of the aerospace industry both in the United States and internationally.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in exercising its responsibilities and in furtherance of its continuing efforts to enhance its corporate governance.  The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of policy- and decision-making at the Board and management level and ensuring adherence to good corporate governance principles, with the goal of enhancing stockholder value over the long term.

A copy of the Corporate Governance Guidelines is posted on the “Investor Relations/Corporate Governance” page of our website at www.orbital.com, and printed copies are available free of charge by request to our Investor Relations Department either by mail at our corporate headquarters, by telephone at (703) 406-5960 or by e-mail at investor.relations@orbital.com.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, officers, employees and independent contractors.  In compliance with the applicable rules of the SEC, special ethics obligations of our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other employees who perform financial or accounting functions are set forth in the section of the Code of Business Conduct and Ethics entitled “Special Ethics Obligations of Employees with Financial Reporting Obligations.”  We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding an amendment to, or a waiver from, our Code of Business Conduct and Ethics by posting such information on our website at www.orbital.com.  There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our directors or officers.

A copy of the Code of Business Conduct and Ethics is posted on the “Investor Relations/Corporate Governance” page of our website at www.orbital.com and printed copies are available free of charge by request to our Investor Relations Department either by mail at our corporate headquarters, by telephone at (703) 406-5960 or by e-mail at investor.relations@orbital.com.

INFORMATION CONCERNING
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

The NYSE rules require that a majority of our Board of Directors shall be independent and define independence based on criteria relating to the current or historical relationship between Orbital and each individual director.  In accordance with the NYSE rules, the Corporate Governance Guidelines provide that no director will qualify as “independent” unless the Board affirmatively determines that the director (1) has no material relationship with Orbital (either directly or indirectly, such as a partner, stockholder or officer of an organization that has a relationship with Orbital) and (2) otherwise meets the criteria for independence required by the NYSE.  In making its independence determination, the Board considered all relevant facts and circumstances and applied the following standards:

The director will not be considered “independent” if:

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Employment:  The director is, or has been within the last three years, an employee of Orbital, or an immediate family member is, or has been within the last three years, an executive officer of Orbital.

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Other Compensation:  The director or an immediate family member has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Orbital, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

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Auditor Affiliation:  (1) The director is a current partner or employee of a firm that is Orbital’s internal or external auditor; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who personally works on Orbital’s audit; or (4) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Orbital’s audit within that time.

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Interlocking Directorships:  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Orbital’s present executive officers at the same time serves or served on that company’s compensation committee.

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Business Transactions:  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from Orbital for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

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Charitable Contributions:  The director is currently or has been within the last three years an executive officer of any tax exempt organization to which contributions made by Orbital exceeded, in any single fiscal year, the greater of $1,000,000 or two percent of such tax exempt organization’s consolidated gross revenues.

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Indebtedness:  Since January 1, 2011, the director is at any time a director, executive officer or partner of any company or organization which is indebted to Orbital or to which Orbital is indebted, where the total amount of indebtedness exceeds five percent of the total consolidated assets of such company or organization on December 31, 2011.

  The Board of Directors has affirmatively determined that Ms. Obuchowski and Messrs. Chilton, Fisk, Hanisee, Hermann, Kadish, Roche, Salizzoni, Schmitt and Webster are “independent” and that none of these directors has a material relationship with us.  The Board’s determination was based on the fact that none of these individuals, their immediate family members or any organizations with which these individuals or any of their immediate family members has been affiliated with us during at least the last five years, if ever, has had any formal or informal relationship with us whereby the individual or any of their immediate family members or the affiliated organization has been entitled to or received directly or indirectly any form of economic benefit from us (other than their individual compensation as a director), or otherwise has a relationship with us described in any of the categories listed above.  In addition, with respect to Mr. Webster, although he was a company founder and worked as an executive officer until ten years ago, the Board does not believe that this historic relationship affects his independence.  Mr. Webster currently does not have any operating involvement in the company, and has not had any such involvement in 10 years.  Messrs. Thompson, Pierce and J.R. Thompson have been determined not to be independent due to their positions as officers of our company.

Retirement Policy

Our Corporate Governance Guidelines provide that directors are generally ineligible to stand for election if they will have attained age 76 by July 1 of the year in which such election will be held.  In light of their continuing contributions as Board Members, the Board of Directors waived the retirement policy in 2012 with respect to J.R. Thompson and Harrison Schmitt.

Lead Independent Director and Executive Sessions

We have a lead independent director (the “Lead Independent Director”) who is nominated by the Corporate Governance and Nominating Committee and approved by the Board of Directors for a two-year term.  In January 2011, Robert J. Hermann was reappointed as the Lead Independent Director for a two-year term.

Consistent with the NYSE rules, our independent directors held executive sessions without management at each of our four regularly scheduled in-person Board meetings in 2011.  The Lead Independent Director presides over all executive sessions of independent directors.  See also “Board Leadership Structure” below regarding the Lead Independent Director’s role with respect to our overall Board leadership structure.

Communications with Directors

Stockholders or other interested parties may communicate directly with the Lead Independent Director, the full Board, the non-management directors as a group or the independent directors as a group, by writing to “Lead Independent Director, Orbital Sciences Corporation, 45101 Warp Drive, Dulles, Virginia 20166, Attn: General Counsel.”  The Lead Independent Director will review all communications and report on all of them to the full Board, the non-management directors or the independent directors, as applicable.  Complaints or concerns regarding our accounting, internal accounting controls or auditing matters will be referred directly to the Audit and Finance Committee and will be reviewed in the ordinary course by the committee or its designee.

Related Person Transactions Policy

Our Board of Directors has adopted a written Policy and Procedures for Related Person Transactions (the “Related Person Transactions Policy”) in order to facilitate the proper review and full disclosure of all related person transactions in accordance with SEC and NYSE rules.

The Related Person Transactions Policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) our company is a participant and (3) any “related person,” as such term is defined by the regulations promulgated under the Exchange Act, has or will have a direct or indirect interest (a “Related Person Transaction”).

Under the Related Person Transactions Policy, all material information regarding a Related Person Transaction must be presented by management to the Corporate Governance and Nominating Committee for its review.  All Related Person Transactions are also required to be disclosed to the full Board.  The Corporate Governance and Nominating Committee, in its discretion, either approves, ratifies or disapproves the transaction or refers the transaction to the full Board or other appropriate Board committee consisting of independent directors.  Waivers or exceptions to the Related Person Transactions Policy may only be granted by the Corporate Governance and Nominating Committee or the full Board.  During 2011, we did not engage in any Related Person Transaction nor was any prospective Related Person Transaction required to be presented to the Corporate Governance and Nominating Committee for its review.

Nothing in the Related Person Transactions Policy prohibits the approval or ratification of any transaction that is approved in accordance with the provisions of the Delaware General Corporation Law.

Board Leadership Structure

Mr. David W. Thompson has served as both Chairman and Chief Executive Officer (“CEO”) of our company since it was founded in 1982.  He resumed the role of President in 2011 following the retirement of Mr. J.R. Thompson from that position.  Periodically, the Corporate Governance and Nominating Committee gives consideration to whether the combined role of the Chairman and CEO continues to be appropriate for our company.  The Corporate Governance and Nominating Committee, with the consensus of the other independent directors, has concluded that Mr. Thompson’s long tenure in these roles provides a stable leadership that is beneficial to our company.  In particular, the Board recognizes that Mr. Thompson has led our company since its inception and therefore has a unique and invaluable insight into our operations and initiatives.  The Board also believes that, due to Mr. Thompson’s regular interactions with our managers, employees and customers, the Board’s meetings benefit from his leadership and knowledge of the day-to-day operations of our business.  In addition, the Board believes that one of the roles of the Lead Independent Director is to mitigate any potential conflict of interest that might arise from the combined Chairman/CEO position.  In order to accomplish this, it is the Lead Independent Director’s responsibility to chair executive sessions of independent directors, oversee Board governance and performance issues and to work closely with the Chairman/CEO to set meeting agendas to ensure the adequate disclosure of information to the full Board.  The Lead Independent Director also generally serves as an initial Board point of contact for communications with stockholders and other interested parties.

Role of Board in Risk Oversight

One of the important roles of the Board is to oversee various risks that we may face from time to time.  While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter.  For example, the Audit and Finance Committee oversees our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function, and the Markets and Technology Committee oversees matters involving technical risks that could impact our financial condition and results of operation, including major research and development programs.  The Chairman, President and Chief Executive Officer and the Vice Chairman and Chief Financial Officer periodically update the full Board on their view of the material risks facing the company and how these risks are being addressed.  In addition, as part of its oversight function, the Board (or the relevant committee) receives regular updates from other members of senior management, including the vice president of internal audit, the controller, the general counsel and the general managers regarding, among other things, the various risks identified by these individuals as well as relevant mitigation plans.  The Board believes that the composition of its committees and the particular expertise of each committee’s members, as well as the regular management reports, make this an appropriate structure to effectively monitor risk. We believe our leadership structure promotes an effective Board risk oversight function. With our Chief Executive Officer serving as Chairman of the Board, he is able to promote open communication between management and directors relating to risk and is well positioned to bring key business issues and risks to the attention of the full Board.  At the same time, the Company has a strong Lead Independent Director and knowledgeable independent directors chairing each Board committee involved in risk oversight, which we believe mitigates the potential conflicts of interest that could arise in risk oversight from having a combined Chairman and Chief Executive Officer position through active, open communication between management and these committees.

Board Committees

The Board has four standing committees:  the Audit and Finance Committee; the Corporate Governance and Nominating Committee; the Human Resources and Compensation Committee; and the Markets and Technology Committee.  Each committee operates pursuant to a written charter, copies of which are posted on the “Investor Relations/Corporate Governance” page of our website at www.orbital.com, and printed copies are available free of charge by request to our Investor Relations Department either by mail at our corporate headquarters, by telephone at (703) 406-5960 or by e-mail at investor.relations@orbital.com.

Board membership on the committees is as follows:

Audit and Finance	Corporate Governance and Nominating	Human Resources and Compensation	Markets and Technology
Robert M. Hanisee*	Robert M. Hanisee	Kevin P. Chilton	Kevin P. Chilton
Ronald T. Kadish	Robert J. Hermann*	Lennard A. Fisk	Lennard A. Fisk
James G. Roche	Janice I. Obuchowski	Ronald T. Kadish	Robert J. Hermann
Frank L. Salizzoni	James G. Roche	Janice I. Obuchowski*	Ronald T. Kadish
Harrison H. Schmitt	Frank L. Salizzoni	Scott L. Webster	Janice I. Obuchowski
James G. Roche
Harrison H. Schmitt*
Scott L. Webster
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*Chairperson

Audit and Finance Committee

Our Audit and Finance Committee (the “Audit Committee”) held ten meetings during 2011.  In accordance with the applicable NYSE and SEC rules, all of its members are independent.  The Board has determined that each of Messrs. Hanisee, Roche and Salizzoni is an “audit committee financial expert,” as such term is defined by the regulations promulgated under the Exchange Act, and that they have the accounting and related financial expertise required by the listing standards of the NYSE.  In accordance with the terms of the Audit Committee’s charter, none of the members of the Audit Committee serve on the audit committees of more than three public companies, including our company.

The Audit Committee’s responsibilities and duties are detailed in its charter, and include:

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Appointing and overseeing our independent auditors, and consulting with them with regard to the plan of audit, financial results, significant accounting policies and issues and the adequacy of internal accounting controls;

—	Reviewing our financial reports and related matters, including significant financial reporting issues and judgments;

—	Reviewing and monitoring the integrity of financial reporting processes and internal control systems;

—	Reviewing the appointment and replacement of our internal auditor and overseeing the performance of the internal audit department; and

—	Monitoring compliance with legal and regulatory requirements related to our financial and accounting functions.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee (the “Governance Committee”) held four meetings during 2011.  In accordance with the applicable NYSE rules, all of its members are independent.

—	The Governance Committee’s responsibilities and duties are detailed in its charter, and include:

—	Identifying and considering director nominees for election to the Board;

—	Recommending directors to serve on and chair committees of the Board;

—	Developing and reviewing our Corporate Governance Guidelines and the committee charters;

—	Developing a plan for Chief Executive Officer succession;

—	Reviewing director compensation and benefits;

—	Reviewing matters related to potential conflicts of interest involving our company and directors, management and certain large stockholders; and

—	Overseeing the annual self-evaluation of the Board and its committees.

The Governance Committee will seek to identify director nominees based on input provided by a number of sources, including (1) Governance Committee members, (2) other directors of our company and (3) our stockholders.  The Governance Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director nominees.  The Governance Committee does not currently, and did not during 2011, employ a search firm or pay a fee to any other third party to locate any director nominees.

Once a director nominee has been identified, the Governance Committee will then evaluate such nominee in light of his or her qualifications and credentials and any additional factors that it deems necessary or appropriate.  At a minimum, director nominees must possess such competencies, expertise and knowledge to enable the Board as a whole to possess the expertise necessary to perform its responsibilities in an efficient and effective manner.  In accordance with the Corporate Governance Guidelines, the Governance Committee takes into account various factors when evaluating the suitability of individual director nominees, including professional experience, understanding of our business environment and the industry sector(s) in which we compete, educational background, integrity, ability to make analytical inquiries, willingness to devote adequate time to diligently perform Board duties and the importance of a diversified Board membership.  When considering diversity in evaluating director nominees, the Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.  The full Board assesses the composition of the Board on an annual basis to determine whether the mix of skills and backgrounds is appropriate.

It is the Governance Committee’s policy to consider any suggestions for director nominees received from a stockholder.  We have established the following procedures for stockholders to submit director nominees for consideration at our annual meeting.  The proposal must be delivered to us and contain the information required to be included in accordance with the requirements set forth in Section 1.6 of our Amended and Restated Bylaws and any applicable rules or regulations.  The proposal should be addressed to “General Counsel and Corporate Secretary, Orbital Sciences Corporation, 45101 Warp Drive, Dulles, Virginia 20166.”  The Governance Committee will evaluate director nominees submitted by stockholders in the same manner it evaluates nominees recommended by other sources, as set forth above.

Human Resources and Compensation Committee

Our Human Resources and Compensation Committee (the “Compensation Committee”) held five meetings during 2011.  In accordance with the applicable NYSE rules, all of its members are independent.

The Compensation Committee’s responsibilities and duties are detailed in its charter, and include:

—	Evaluating the Chief Executive Officer’s performance and determining his compensation;

—	Reviewing and making recommendations to the Board with respect to compensation of our other executive officers;

—	Assisting in the preparation of the Compensation Discussion and Analysis to be included in our proxy statement;

—	Assessing our processes and procedures for determining all components of executive compensation;

—	Approving employment agreements containing change in control provisions and any non-standard severance arrangements with executive officers;

—	Administering and reviewing our incentive and equity-based compensation plans and overseeing awards made under such plans; and

—	Administering and reviewing our incentive and equity-based compensation plans and overseeing awards made under such plans; and

The Compensation Committee oversees the compensation paid to all of our executive officers based upon recommendations from David W. Thompson, our Chairman, President and Chief Executive Officer, and in consultation with the full Board.  Neither we, the Board, the Compensation Committee nor any other committee of the Board has engaged compensation consultants to provide advice with respect to the amount or form of executive compensation.  For more information regarding the Compensation Committee’s compensation objectives and procedures, as well as the role of our executive officers in determining executive compensation, see the discussion under “Executive Compensation – Compensation Discussion and Analysis” below.

The Compensation Committee is permitted to delegate its authority under its charter to subcommittees as it may deem appropriate and in the best interest of our company, provided that such subcommittees are composed entirely of independent directors and have published committee charters.  During 2011, the Compensation Committee did not delegate any of its duties.

Markets and Technology Committee

Our Markets and Technology Committee held four meetings during 2011.  The Markets and Technology Committee’s responsibilities and duties are detailed in its charter, and include:

—	Assessing existing and potential major technology trends and product development programs;

—	Monitoring and evaluating existing and new markets for our products and services; and

—	Reviewing and assessing the development of new technologies and products, including research and development activities and the associated technical and market risks.

A subcommittee of members with appropriate security clearances was established to provide oversight of our classified programs.  The subcommittee held one meeting during 2011.

Attendance at Board and Stockholder Meetings

During 2011, the Board held seven meetings.  Each incumbent director, other than General Chilton, who was not a director in 2011, attended at least 75% of all meetings of the Board and committees of which he or she was a member.

It is the Board’s policy that all directors should attend our annual meeting.  All of our then-current directors attended the 2011 annual meeting.

Director Compensation

The following table sets forth compensation earned, awarded or paid to our non-employee directors in connection with their Board service during 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2) (3)	Total ($)
Edward F. Crawley	$39,500	$40,000	$79,500

Lennard A. Fisk	41,500	40,000	81,500

Robert M. Hanisee	47,500	40,000	87,500

Robert J. Hermann	53,000	40,000	93,000

Ronald T. Kadish	50,500	40,000	90,500

Janice I. Obuchowski	49,000	40,000	89,000

James G. Roche	49,000	40,000	89,000

Frank L. Salizzoni	43,500	40,000	83,500

Harrison H. Schmitt	49,000	40,000	89,000

Scott L. Webster	41,500	40,000	81,500

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(1)
David W. Thompson, Garrett E. Pierce and James R. Thompson are not included in this table because they are employees of our company and receive no additional compensation for their Board service.  The compensation received by Messrs. Thompson, Pierce and J.R. Thompson as employees of our company is shown in the Summary Compensation Table below. Kevin P. Chilton is not included because he was appointed to the Board in January 2012.

(2)
Reflects the aggregate grant date fair value of restricted stock units granted during 2011, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 (disregarding estimates for forfeitures related to service-based conditions).  The aggregate grant date fair value of these restricted stock units is determined based on the closing price on the date of grant, which was $17.42.  As of December 31, 2011, each non-employee director had 2,296 restricted stock units outstanding, all of which vested on January 4, 2012.

(3)
We did not grant any stock options to our directors during 2011.  As of December 31, 2011, each non-employee director had the following aggregate number of stock options outstanding:  Lennard A. Fisk, 20,000; Robert M. Hanisee, 25,000; Robert J. Hermann, 20,000; Ronald T. Kadish, 10,000; Janice I. Obuchowski, 20,000; James G. Roche, 10,000; Frank L. Salizzoni, 20,000; Harrison H. Schmitt, 15,000; and Scott L. Webster, 10,000.

(4)	Dr. Crawley resigned from the Board of Directors on February 15, 2012.

The Governance Committee, pursuant to its charter, periodically assesses the appropriateness of the form and amount of director compensation and makes recommendations to the full Board concerning such compensation.  The full Board approves all director compensation.  The Governance Committee has not engaged compensation consultants to provide advice with respect to the amount or form of director compensation.

In connection with its assessment of director compensation, the Governance Committee considers director compensation programs of certain peer companies, including the combination of cash and equity-based compensation, as well as recommendations by Mr. Thompson.  In October 2011, based on the foregoing factors, the Board approved the following changes to the compensation to be paid to the Company’s non-employee directors, effective for fiscal 2012:

(1)	An increase in the value of the annual grant of restricted stock units to $45,000;

(2)	An increase in the value of the annual retainer to $35,000; and

(3)	An increase in the fee paid for each telephonic meeting of the Board and its committees to $1,000.

The following is a description of the compensation arrangements with our non-employee directors that were in effect for 2011:

—	Annual Retainer	$30,000

—	Lead Independent Director Annual Retainer	$10,000

—	Committee Chair Annual Retainer	$5,000 for each committee

—	Committee Member Annual Retainer	$1,000 for each committee

—	Board Meeting Fees	$1,000 for each in-person Board meeting in excess of five per year
$500 for each telephonic Board meeting

—	Committee Meeting Fees	$1,000 for each in-person committee meeting
$500 for each telephonic committee meeting

—	Annual Restricted Stock Unit Grant	$40,000 worth of restricted stock units

On the second business day of each year, each non-employee director receives an automatic grant of restricted stock units under Orbital’s 1997 Stock Option and Incentive Plan.  The number of shares of restricted stock units granted is calculated based on the closing price of our common stock on the date of grant.  On January 4, 2011, each non-employee director received a grant of 2,296 shares of restricted stock units based on a closing price of $17.42 per share on such date.  This restricted stock unit grant vested in its entirety on January 4, 2012.

All directors are reimbursed for out-of-pocket expenses in connection with Board service and for out-of-pocket expenses incurred by their respective spouses when traveling with the director in connection with Board service for up to one trip per year.  In addition, we reimburse each director for out-of-pocket expenses incurred by the director to participate in director continuing education programs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes Orbital’s executive compensation program and reviews the compensation earned, awarded or paid in 2011 to our President and Chief Executive Officer, Chief Financial Officer, the general managers of our operating business units, and for James R. Thompson, who served as our President and Chief Operating Officer until May 1, 2011.  For the fiscal year ended December 31, 2011, the Named Executive Officers were:

—	David W. Thompson, Chairman of the Board, President and Chief Executive Officer
—	Garrett E. Pierce, Vice Chairman and Chief Financial Officer
—	James R. Thompson, Vice Chairman and Senior Executive Advisor; former President and Chief Operating Officer
—	Ronald J. Grabe, Executive Vice President and General Manager, Launch Systems Group
—	Antonio L. Elias, Executive Vice President and General Manager, Advanced Programs Group
—	Michael E. Larkin, Executive Vice President and General Manager, Space Systems Group
Compensation Objectives and Strategy

Compensation Objectives

Our executive compensation program reflects our philosophy to compensate our executive officers, including the Named Executive Officers, in ways that support the following three objectives:

We must attract and retain a highly qualified executive team.  Our industry is highly competitive and specialized.  We believe that attracting a highly qualified, motivated and effective executive team is critical to our long-term success.   In addition, our contracts tend to be performed over several years and new business pursuits often are long-term endeavors.  Therefore, retention of our experienced executive team is a key strategic goal for our company.  We believe our stockholders are best served when we can attract and retain talented executive officers with compensation packages that are competitive but fair.

Compensation should be linked to the achievement of financial and operational performance objectives.  We believe that our executive officers should feel accountable for the overall performance of our company as well as for the performance of the respective business units for which they may have day-to-day responsibility.  Therefore, a significant portion of compensation is linked to the achievement of financial and operational performance objectives that are challenging, but achievable, and that are consistent with our company’s strategic plan.

The financial interests of our executive officers and of our stockholders should be aligned.  Performance-based cash bonuses and stock-based incentives are intended to motivate our executive officers to work towards achieving operational and financial goals that we believe will ultimately be reflected in stockholder value.

Overview of Our Compensation Strategy

We seek to achieve our compensation objectives through a mix of compensation elements.  The elements of our executive compensation program and how they help achieve our compensation objectives are set forth in the following table.  These elements are discussed in more detail in “Elements of Compensation” below.

Element	How Compensation Objectives Are Achieved

Base Salary
Fixed base salary provided at a competitive level helps attract and retain executive talent.  Annual adjustments to base salary based on competitive market data and our executive officers’ performance contributions provide further retention incentives.

Annual Cash Incentive Awards
Annual cash bonuses under our Management Incentive Plan that are variable and performance-based serve to motivate our executive officers to achieve annual financial and operational objectives, align the financial interests of our executive officers and stockholders, and attract and retain executive talent.

Equity-Based Compensation	Annual grants of restricted stock units that vest over a three-year service period serve to reward increases in stockholder value, align the financial interests of our executive officers and stockholders, and retain executive talent.

Special Cash Bonuses	Special cash bonuses payable on a discretionary basis reward exceptional performance during the year.
Severance and Termination Benefits	Change in control and severance agreements providing compensation assurances upon certain events serve to attract and retain executive talent.
Other Benefits and Perquisites
Providing reasonable and customary benefits and perquisites, including company 401(k) plan contributions, travel reimbursements, relocation bonuses, and in limited instances, tax gross-up payments, also helps attract and retain executive talent.

The Compensation Committee has responsibility for overseeing our executive compensation program and ensuring that it is aligned with our compensation objectives.  As directed by its charter, the Compensation Committee reviews and approves (or recommends to the full Board for approval, as appropriate) all compensation decisions relating to the Named Executive Officers.

Elements of Compensation and 2011 Compensation Determinations

Base Salary

Overview and Purpose

We pay base salary to provide our executive officers with a level of assured cash compensation.  The base salary paid to each Named Executive Officer reflects that individual’s role in our company, level of responsibilities, experience and performance.  We believe it is important that base salary should be market competitive to help us attract and retain executive talent.  Base salary increases for the Named Executive Officers are considered on an annual basis by the Compensation Committee.

2011 Base Salary Determination

In determining 2011 base salary increases for the Named Executive Officers, the Compensation Committee considered various factors, including salary increases proposed by Mr. Thompson at the beginning of the year.  The Compensation Committee also considered each Named Executive Officer’s performance during the prior year, as measured by our financial performance and operational execution, and for each General Manager, the performance of his business unit.  The Compensation Committee’s assessment of the fairness of an increase depended upon the Named Executive Officer’s total compensation for the prior year, and in the case of our General Managers, the overall performance of their business unit, giving consideration to financial performance, program execution and new business bookings.

In addition, for Messrs. Thompson, Pierce and J.R. Thompson, the Compensation Committee considered the most current publicly available salaries and total compensation for similarly situated executive officers in our peer group.  For 2011, our peer group consisted of the following nine companies: ViaSat, Inc., GenCorp. Inc., Loral Space & Communications Inc., MacDonald, Dettwiler and Associates Ltd., Hughes Network Systems, LLC, Trimble Navigation Limited, ManTech International Corporation, SRA International, Inc. and Hexcel Corporation.  Our peer group was selected by management because each company within the group competes in one or more of the same industries as Orbital (aerospace, defense, satellite equipment and government information technology industries) and had annual revenues comparable to Orbital’s (between approximately $800 million and $2.9 billion).  The peer group information is not used by the Compensation Committee to “benchmark” the amount of total compensation or any specific element of compensation.  Comparative market information has been and will continue to be reviewed by the Compensation Committee as a general reference and guide to assist the Compensation Committee with its decisions related to executive compensation.  The Compensation Committee concluded that in light of his overall performance and strong leadership, and to bring his compensation more in line with the CEO compensation of the Company’s peer group, Mr. Thompson should receive a relatively significant increase in his base salary for 2011.

Based on the Compensation Committee’s recommendation, the full Board (other than management directors) concluded that the 2011 base salaries for the Named Executive Officers set forth in the following table were appropriate and fair.

Name	2011 Base Salary	% Increase From 2010 Base Salary
David W. Thompson	$700,000	9.4%
Garrett E. Pierce	607,500	1.7
James R. Thompson	578,500	1.0
Ronald J. Grabe	433,500	1.4
Antonio L. Elias	392,500	2.6
Michael E. Larkin	385,000	2.7

Annual Cash Incentive Awards

Overview and Purpose

Our Management Incentive Plan (the “MIP”) provides employee participants with an annual cash bonus opportunity that is intended to reward them for achieving a set of challenging annual financial and operational objectives.  The Named Executive Officers and other key employees are eligible to receive annual MIP bonus payments.  The MIP is consistent with our compensation objectives of linking compensation to performance, aligning executive compensation with stockholder interests, and attracting and retaining top level executive officers in our industry.

The amount of the annual MIP bonus payment (“MIP Bonus Payment”) that may be paid to the Named Executive Officers (and all other MIP participants) is determined based on the following formula:

Target Bonus Amount ($) (Base Salary x Target Bonus Percentage)	x	Performance Multiplier (%) (0% to 125%)	=	MIP Bonus Payment ($)

The Target Bonus Amount is a dollar amount derived by multiplying the Named Executive Officer’s base salary by a Target Bonus Percentage approved by the Compensation Committee.  The Target Bonus Amount for each Named Executive Officer is then multiplied by the Performance Multiplier, which is a percentage ranging from 0% to 125% depending on the extent to which performance targets were met, if at all, or exceeded.  The Performance Multiplier is a percentage score derived from an assessment of the applicable group’s and company’s achievement of pre-determined financial and operational targets that are assigned different weights.  The Performance Multiplier may be adjusted by the Compensation Committee at its sole discretion.

2011 MIP Bonus Determination

Approving Target Bonus Percentages.  In the beginning of 2011, the Compensation Committee reviewed the Target Bonus Percentages for the Named Executive Officers that would be used to calculate their Target Bonus Amounts.  Under the MIP, the Target Bonus Percentages that apply vary according to the individual’s job title.  They are intended to reflect the Compensation Committee’s philosophy that individuals with greater responsibilities should have a greater proportion of their cash compensation tied to performance.  The Compensation Committee previously reviewed compensation surveys and determined that the Target Bonus Percentages for the Chief Executive Officer (90%), for both the Chief Financial Officer and the Chief Operating Officer and President (80%), and for each Executive Vice President and General Manager (60%) were generally consistent with the average target bonuses in the aerospace and durable goods manufacturing industry.  Although J.R. Thompson stepped down as President and Chief Operating Officer in mid-2011, he continues to be heavily involved in the Antares launch vehicle development and test program, and accordingly, his 2011 Target Bonus Percentage was unchanged. The Compensation Committee concluded it was appropriate to leave the Target Bonus Percentages at their current levels for our other Named Executive Officers as well.

The following table sets forth the 2011 Target Bonus Percentages approved for the Named Executive Officers.

Name	Target Bonus Percentage
David W. Thompson	90%

Garrett E. Pierce	80

James R. Thompson	80

Ronald J. Grabe	60

Antonio L. Elias	60

Michael E. Larkin	60

Establishing MIP Targets.  At the beginning of 2011, Mr. Thompson discussed with the Compensation Committee the 2011 proposed financial and operational MIP targets for our Corporate Group and each of our business units.  Mr. Thompson developed these targets in consultation with senior management, including the other Named Executive Officers.  The Compensation Committee approved the 2011 financial targets at the beginning of the year.  The 2011 operational targets for the first and second halves of the year were approved by the Compensation Committee at the beginning of the first and third quarters, respectively.  The Compensation Committee believes that the 2011 MIP targets were consistent with our philosophy of linking compensation to the performance of company objectives that are challenging, but achievable, and that are consistent with our strategic plan.

CEO, CFO and COO Targets (Corporate Group)

For Messrs. Thompson, Pierce and J.R. Thompson, our annual consolidated financial results were weighted at 70% and our Corporate Group’s operational targets for the year were weighted at 30% (15% for the first-half targets and 15% for the second-half targets).  The relative weight given to each of these targets is consistent with the Compensation Committee’s view that because Messrs. Thompson, Pierce and J.R. Thompson have greater responsibility for managing our overall performance, which is ultimately reflected in our consolidated financial results, it was appropriate to give more weight to the achievement of financial targets.

For 2011, our annual consolidated financial results were measured based upon specific targets established for revenues (weighted 20%), pre-tax income (weighted 30%), free cash flow (defined as net cash provided by operating activities under generally accepted accounting principles less capital expenditures) (weighted 30%) and year-end firm backlog (weighted 20%).  The 2011 financial targets for our Corporate Group are set forth in the “2011 Financial Targets and Actual Results” table below.  The Compensation Committee believes that the 2011 financial targets were an appropriate tool to hold the executives accountable for our financial and operational performance, as well as future prospects.  In particular, revenues, pre-tax income and free cash flow are important measures of our growth, operating efficiencies and liquidity, and firm backlog is an important measure of our competitive position and future prospects because it reflects our ability to win new contracts when competing for future business.

For 2011, the operational targets for our Corporate Group included, among other things, achieving supplier on-time delivery at a specified threshold percentage, implementing an engineering performance improvement initiative and supporting new business initiatives and strategic development.  The Compensation Committee believes that these operational targets were appropriate because they motivate the corporate-level executives and managers to improve efficiencies of business operations and administration and achieve strategic goals.

General Manager Targets

For Messrs. Grabe, Larkin and Elias, the general managers of our business units, the relevant business unit’s financial results were weighted at 40%, our annual consolidated financial results (which were comprised of the same financial measures and weight as discussed under “CEO, CFO and COO Targets (Corporate Group)” above) were weighted at 30% and the relevant business unit’s operational targets for the year were weighted at 30% (15% for the first-half targets and 15% for the second-half targets).  The relative weight given to these targets is consistent with the Compensation Committee’s view that Messrs. Grabe, Larkin and Elias have a greater degree of responsibility for their particular business unit’s performance, but also should be accountable for our financial performance as a whole, albeit to a lesser degree than the other Named Executive Officers.

For 2011, each business unit’s financial results were measured based upon specific targets established for revenues (weighted 20%), operating income (weighted 30%), free cash flow (as defined above) (weighted 30%) and year-end firm backlog (weighted 20%).  The 2011 financial targets for the Launch Systems Group, Space Systems Group and Advanced Programs Group are set forth in the “2011 Financial Targets and Actual Results” table below.  The Compensation Committee believes that these financial targets were appropriate because of the challenge they present to each general manager to run his business unit efficiently and to aggressively pursue new business opportunities.

For 2011, the operational targets goals for each of our business units focused on successfully carrying out space missions, keeping existing programs on schedule and within budget, and booking new business.  The targets for our Launch Systems Group and Advanced Programs Group focused in particular on continued progress on our Antares and Cygnus research and development efforts and related activities and execution of existing programs.  For our Space Systems Group, among other objectives, the goals related to successfully deploying new satellites, winning new business and keeping current satellite programs on track in terms of cost and schedule. The Compensation Committee believes that these operational targets motivate successful execution of our current strategic objectives and, to the extent the targets are achieved, should positively contribute to long-term increases in stockholder value.

Assessing the Achievement of MIP Targets.  In the beginning of 2012, the Compensation Committee met to assess whether and to what extent the 2011 financial and operational targets were attained.  Mr. Thompson recommended to the Compensation Committee for consideration the operational performance scores (as discussed in more detail below) and the final Performance Multiplier to be used in calculating the 2011 MIP Bonus Amounts for the Named Executive Officers.

With respect to the financial targets, the following table provides information regarding the 2011 financial targets and actual results for our Corporate Group and each of our business units.  The full-year financial performance score for each group is calculated based on the pre-determined weightings assigned to each financial target.

2011 Financial Targets and Actual Results

	Revenues (weighted 20%)		Operating Income (weighted 30%)		Pre-Tax Income (weighted 30%)		Free Cash Flow (weighted 30%)		Year-End Firm Backlog (weighted 20%)
($ in millions)	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual
Consolidated Financial Targets/Results(1)	$1,330	$1,346	N/A	N/A	$78.0	$88.0	$(60.0)	$5.3	$2,450	$2,390
Launch Systems Group Financial Targets/Results(2)	520	483	$32.0	$14.1	N/A	N/A	35.0	31.5	1,000	1,180
Advanced Programs Group Financial Targets/Results(3)	380	434	21.0	28.0	N/A	N/A	(100.0)	74.4	525	384
Space Systems Group Financial Targets/Results(4)	550	554	36.0	37.6	N/A	N/A	10.0	38.7	1,100	826
_______________
(1)
Applicable for all Named Executive Officers’ MIP calculation.  As discussed above, the consolidated financial targets are weighted 70% in the aggregate for Messrs. Thompson, Pierce and J.R. Thompson and 30% in the aggregate for Messrs. Grabe, Larkin and Elias.

(2)	Applicable for Mr. Grabe’s MIP calculation (weighted 40%).
(3)	Applicable for Dr. Elias’ MIP calculation (weighted 40%).
(4)	Applicable for Mr. Larkin’s MIP calculation (weighted 40%).

Following consultation with senior management (including the other Named Executive Officers) regarding the factors to be considered in assessing levels of achievement of the operational targets, Mr. Thompson provided input to the Compensation Committee on whether the operational targets were attained and made performance score recommendations for its consideration.  Due to Mr. Thompson’s knowledge of our overall business, the Compensation Committee believes that his input regarding the degree to which the operational targets were met, if at all, is very valuable in determining the operational performance scores.  When determining the performance score for each operational target, the Compensation Committee gave the maximum score if the target was fully attained, a reduced score for less than full achievement, and a “0” score for any launch vehicle or space system mission failure.

The Compensation Committee’s final performance assessments involve a certain degree of subjectivity, due to the fact that certain of the operational objectives depend on third-party actions outside of our control, such as deliveries of key customer-furnished items or changing U.S. Government priorities and budgets, which also can materially affect financial targets.

While the determination of the Performance Multiplier is formulaic based on the weightings of the operational and financial performance scores, it is subject to adjustment by the Compensation Committee at its discretion.  For 2011, the Compensation Committee agreed with Mr. Thompson’s recommendation that downward adjustments to the calculated Performance Multiplier for each group were appropriate based on his view that the scoring of the operational goals for 2011 did not adequately reflect the impact of shortfalls in key programs affecting each group and the company as a whole, in particular, the delays associated with our Antares development program and completion of launch facilities at the Mid-Atlantic Regional Spaceport/Wallops Flight Facility.

The following table sets forth the financial and operational performance scores that were used in calculating the Performance Multiplier for our Corporate Group and each of our business units.  The Adjusted Performance Multiplier is the actual multiplier used to calculate MIP bonus amounts and reflects the downward adjustment to the Performance Multiplier discussed above.

2011 MIP Performance Scores

Group	Full-Year Financial Performance Score	First-Half Operational Performance Score	Second-Half Operational Performance Score	Calculated Performance Multiplier	Adjusted Performance Multiplier

Corporate Group(1)	111%(5)	84%	88%	104%	90%

Launch Systems Group(2)	82	60	68	85	80

Advanced Programs Group(3)	112	84	72	102	95

Space Systems Group(4)	104	82	80	99	95
_______________

(1)	Applicable for the MIP calculation of Messrs. Thompson, Pierce and J.R. Thompson.

(2)	Applicable for Mr. Grabe’s MIP calculation.

(3)	Applicable for Dr. Elias’ MIP calculation.

(4)	Applicable for Mr. Larkin’s MIP calculation.

(5)	Applicable for all Named Executive Officers’ MIP calculation.

2011 MIP Bonus Payments.  The table below shows the Target Bonus Amount, Performance Multiplier and 2011 MIP Bonus Payment for each Named Executive Officer.  The 2011 MIP Bonus Payments earned by the Named Executive Officers are also reflected in the Summary Compensation Table below.

Name	Target Bonus Amount	Performance Multiplier	2011 MIP Bonus Payment
David W. Thompson	$630,000	90%	$567,000

Garrett E. Pierce	486,000	90	437,400

James R. Thompson	462,800	90	416,500

Ronald J. Grabe	260,100	80	208,100

Antonio L. Elias	235,500	95	223,700

Michael E. Larkin	231,000	95	219,500

Special Cash Bonuses

We have a policy of periodically awarding special cash bonuses on a discretionary basis to an individual, generally in recognition of exceptional achievement or effort during the year.  We believe the payment of discretionary special cash bonuses, where appropriate, is consistent with our compensation objective of linking compensation to performance.  No special cash bonuses were awarded to the Named Executive Officers during 2011.

Equity-Based Compensation

Overview and Purpose

Our equity-based compensation program generally consists of annual grants of restricted stock units (“RSU”) to individuals who participate in the MIP, including the Named Executive Officers and other high-achieving employees.  An RSU represents a right to receive shares of our common stock subject to a vesting schedule over a three-year service period.  We believe that RSUs provide meaningful long-term incentives that are directly related to the enhancement of stockholder value.  RSUs are intended to align the financial interests of the Named Executive Officers with those of our stockholders, and to focus our executive officers on the achievement of long-term performance objectives that are aligned with our corporate strategy, thereby establishing a direct relationship between compensation and our operating performance.  In this regard, the Named Executive Officers are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common stock declines.  The long-term vesting provisions of our RSU awards also further the goal of executive retention.

2011 RSU Grant Determination

In July 2011, Mr. Thompson presented to the Compensation Committee the proposed RSU awards for the Named Executive Officers.  In approving these proposed RSU awards, the Compensation Committee considered such factors as the officer’s degree of responsibility, general level of performance, and the amounts granted in prior years.  The Compensation Committee also took into account the 2011 base salaries and Target Bonus Percentages that were approved for the Named Executive Officers earlier in the year.  Approximately 27% of the available 2011 RSU grant pool was awarded to the Named Executive Officers.  The Compensation Committee determined that the size of the grant to Mr. Thompson was warranted because of the breadth of responsibility inherent in the CEO’s role and because his overall compensation is modest compared to CEOs of other companies in our peer group.

The table below shows the RSU awards granted to the Named Executive Officers in 2011.  Each award vests in equal amounts over three years.

Name	Number of RSUs
David W. Thompson	35,000
Garrett E. Pierce	20,000
James R. Thompson	10,000
Ronald J. Grabe	15,000
Antonio L. Elias	15,000
Michael E. Larkin	15,000

For a description of the material terms of the awards, see footnote 2 of the Grants of Plan-Based Awards table on page 31.

Severance and Termination Benefits

We have entered into executive change in control severance agreements with each Named Executive Officer and have entered into an executive severance agreement with Mr. Pierce.  For a description of the material terms and conditions of these agreements, see the discussion under “Potential Payments Upon Termination or Change in Control” below.

We believe that our executive change in control severance agreements and executive severance agreement are consistent with our overall compensation objective of attracting, motivating and retaining talented top level executives, and offering a compensation package that is fair.  These agreements serve as retention tools, and are intended to ensure continuity of management in the event of an actual or threatened change in the control of our company and to provide replacement compensation and benefits for a reasonable period of time should an executive officer’s employment terminate as a result of a change in control.

Our executive change in control severance agreements have a “double trigger,” meaning that the executive officer’s right to receive severance payments and benefits arises only if there is both a change in control and termination of employment within a specified time period.  A double trigger for severance was selected because unless the Named Executive Officer’s employment is terminated in connection with the change in control, a Named Executive Officer’s salary and bonus would continue to be paid by the acquiring entity, which is what the severance payment is based on and intended to replace.  We do not provide tax gross-up payments to the Named Executive Officers in connection with any change in control or severance payment.  For a description and quantification of the estimated amounts that the Named Executive Officers would receive upon a change in control and certain termination scenarios, see the discussion under “Potential Payments Upon Termination or Change in Control” below.

Other Benefits and Perquisites

We periodically provide certain benefits to our executive officers that we feel are important to attract and retain talented executives.  These benefits include the following:  tax gross-up payments related to long-term and supplemental disability premiums, the ability to set aside compensation on a tax-deferred basis under our Nonqualified Management Deferred Compensation Plan and company contributions to our 401(k) plan (such contributions are available to all eligible employees).  We reimburse Mr. J.R. Thompson, who resides in Huntsville, Alabama, for travel expenses (including airfare, lodging, car rental and meals) associated with his travel between our Huntsville, Dulles and Wallops Island offices.  We also pay him the amount of the tax gross-up related to the reimbursement of such expenses.  We also pay Mr. Grabe a monthly bonus of $5,000 plus a tax gross-up payment as consideration for his agreement to relocate, which he did at the request of one of our major customers, to Chandler, Arizona.  Footnote 5 to the Summary Compensation Table below describes certain perquisites that were provided to the Named Executive Officers during 2011.

We have two overfunded defined benefit plans that were frozen upon our acquisition of another company in 1994.  Employees of the acquired company remain eligible to receive benefits under those plans upon retirement.  As discussed under “Pension Benefits” below, Mr. Larkin has accrued benefits under one of these plans.  None of the other Named Executive Officers are entitled to receive benefits under these plans.

Say-on-Pay Vote

In April 2011, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “say-on-pay” vote.  Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 95% of the votes present and entitled to vote at our annual meeting of stockholders cast in favor of the proposal.  In considering executive compensation practices for the remainder of 2011 and for 2012, the Compensation Committee did not believe it was necessary to make any significant changes to our executive officer compensation policies solely in response to this vote.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report has been furnished by the Human Resources and Compensation Committee members (other than Kevin P. Chilton, who joined the Board in January 2012 and, therefore, was not involved in the executive compensation decisions described above):

Janice I. Obuchowski, Chairwoman	Ronald T. Kadish
Lennard A. Fisk	Scott L. Webster

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings, in whole or in part, the foregoing Human Resources and Compensation Committee Report will not be incorporated by reference into any such filings.

Summary Compensation Table

The following table sets forth compensation earned, awarded or paid to the Named Executive Officers during the fiscal years ended December 31, 2011, 2010 and 2009, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)(5)	Total ($)
David W. Thompson	2011	$700,000	—	$609,350	$567,000	—	$26,042	$1,902,392
Chairman of the Board, President and	2010	640,000	—	639,450	576,000	—	28,977	1,884,427
Chief Executive Officer	2009	630,000	—	—	481,950	—	28,659	1,140,609

Garrett E. Pierce	2011	607,500	—	348,200	437,400	—	29,924	1,423,024
Vice Chairman and Chief Financial Officer	2010	597,600	—	255,780	478,100	—	31,104	1,362,584
	2009	587,500	—	—	399,500	—	32,131	1,019,131

James R. Thompson	2011	578,500	—	174,100	416,500	—	120,518	1,289,618
Vice Chairman and Senior Executive Advisor	2010	572,600	—	255,780	458,100	—	140,712	1,427,192
	2009	562,500	—	—	382,500	—	163,398	1,108,398

Ronald J. Grabe	2011	433,500	$60,000	261,150	208,100	—	64,199	1,026,949
Executive Vice President and General Manager,	2010	427,600	60,000	170,520	256,600	—	67,191	981,911
Launch Systems Group	2009	420,000	60,000	—	176,400	—	67,027	723,427

Antonio L. Elias	2011	392,500	—	261,150	223,700	—	19,504	896,854
Executive Vice President and General Manager,	2010	382,500	—	170,520	229,500	—	22,007	804,527
Advanced Programs Group	2009	365,000	—	—	197,100	—	21,899	583,999

Michael E. Larkin	2011	385,000	—	261,150	219,500	$11,521(4)	19,551	896,722
Executive Vice President and General Manager,	2010	375,000	—	170,520	225,000	5,036	22,049	797,605
Space Systems Group	2009	365,000	—	108,000	197,100	6,753	21,043	697,896
______________

(1)
For each year reported, Mr. Grabe’s bonuses reflect a $5,000 special monthly cash bonus that is paid pursuant to an executive relocation agreement our company entered into with Mr. Grabe.  See “Arrangements with the Named Executive Officers” below for more information on this executive relocation agreement.

(2)	For each year, the amount reported reflects the aggregate grant date fair value of RSUs granted during that year, computed in accordance with FASB ASC Topic 718 (disregarding estimates for forfeitures related to service-based conditions). None of these RSUs are subject to performance conditions. The grant date fair value of the RSUs is based on the closing price on the date of grant. For a discussion of the valuation assumptions with respect to these RSUs, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See the tables in “Grants of Plan Based-Awards” and “Outstanding Equity Awards at Fiscal Year-End” below for more information on the RSU awards reflected in this column.
(3)
Non-equity incentive plan compensation reflects the cash compensation earned by the Named Executive Officers under the MIP.  See “Compensation Discussion and Analysis – Elements of Our Compensation Program – Annual Cash Incentive Awards” above for a more detailed discussion of the MIP.

(4)	Amount relates solely to benefits accrued to Mr. Larkin under the Retirement Plan for Employees of Fairchild Space and Defense Corporation. See the discussion under “Pension Benefits” below.
(5)	“All Other Compensation” amounts consist of the following for 2011:

Name	Insurance Premiums (a)	Tax Reimbursements (b)	Company Contributions to 401(k) and Deferred Compensation Plans (c)	Miscellaneous (d)	Total
David W. Thompson	$3,897	$1,129	$21,016	—	$26,042
Garrett E. Pierce	5,011	2,163	19,788	—	29,924
James R. Thompson	3,516	41,525	19,347	$56,129	120,518
Ronald J. Grabe	3,025	44,304	16,869	—	64,199
Antonio L. Elias	2,884	1,139	15,480	—	19,504
Michael E. Larkin	2,859	1,174	15,517	—	19,551
_______________

(a)
The amount for each Named Executive Officer reflects the reimbursement of executive long-term disability premiums and life insurance premiums paid by our company.  For Mr. Pierce, the amount also includes $1,402 as reimbursement of supplemental disability premiums.

(b)
The amount for each Named Executive Officer reflects tax gross-up payments related to the reimbursement of executive long-term disability premiums.  For Mr. Pierce, the amount also includes a $1,024 tax gross-up payment related to the reimbursement of supplemental disability premiums.  The amount for Mr. J.R. Thompson also includes a $40,402 tax gross-up payment related to the reimbursement of his aggregate travel expenses associated with his travel between our Huntsville, Dulles and Wallops Island offices during 2011.  For Mr. Grabe, the amount also includes a $43,200 tax gross-up payment related to his special monthly cash bonus.

(c)	The amounts reflect the aggregate of company contributions under our 401(k) and deferred compensation plans.
(d)
Mr. J.R. Thompson resides in Huntsville, Alabama.  The amount for Mr. J.R. Thompson reflects the reimbursement of aggregate travel expenses (including airfare, lodging, car rental and meals) associated with his travel between our Huntsville, Dulles and Wallops Island offices in 2011.  Our company calculates the amount shown in this column based on the amount of cash it pays in connection with the reimbursement.

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards made to, or earned by, each Named Executive Officer during the fiscal year ended December 31, 2011.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock and Option Awards($)(3)
			Threshold($)	Target($)	Maximum($)
David W. Thompson	MIP Bonus	—	$0	$630,000	$787,500	—	—
	RSU Grant	7/27/2011	—	—	—	35,000	609,350

Garrett E. Pierce	MIP Bonus	—	0	486,000	607,500	—	—
	RSU Grant	7/27/2011	—	—	—	20,000	348,200

James R. Thompson	MIP Bonus	—	0	462,800	578,500	—	—
	RSU Grant	7/27/2011	—	—	—	10,000	174,100

Ronald J. Grabe	MIP Bonus	—	0	260,100	325,125	—	—
	RSU Grant	7/27/2011	—	—	—	15,000	261,150

Antonio L. Elias	MIP Bonus	—	0	235,500	294,375	—	—
	RSU Grant	7/27/2011	—	—	—	15,000	261,150

Michael E. Larkin	MIP Bonus	—	0	231,000	288,750	—	—
	RSU Grant	7/27/2011	—	—	—	15,000	261,150

_______________

(1)
These potential annual cash incentive awards, including applicable financial and operational performance targets, under the MIP are discussed in detail under “Compensation Discussion and Analysis – Elements of Our Compensation Program – Annual Cash Incentive Awards” above.  See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above for the amounts actually earned in 2011, 2010 and 2009, as applicable, by the Named Executive Officers under the MIP.

(2)
Reflects RSUs granted to our Named Executive Officers under our 2005 Stock Incentive Plan for the fiscal year ended December 31, 2011.  None of the RSUs are subject to performance conditions.  The RSUs vest in equal one-third increments on July 27, 2012, July 27, 2013 and July 27, 2014, provided that the Named Executive Officer remains on each such vesting date an employee, officer, or director of our company or its affiliates or a consultant or adviser currently providing services to our company or its affiliates (a “Service Provider”).  If the Named Executive Officer’s service as a Service Provider is terminated other than by reason of death or disability, any unvested RSUs will be forfeited.  If the Named Executive Officer dies or incurs a disability prior to any such vesting date, then the RSUs will become 100% vested upon the date of such event.  In the event a dividend is declared and paid on Orbital’s common stock, dividend equivalents are paid on the RSUs at the same rate as dividends on Orbital’s common stock.  Orbital has never declared any dividends on its common stock.

(3)
Reflects grant date fair value of the equity award computed in accordance with FASB ASC Topic 718.  The grant date fair value of each RSU award is based on the closing price of our common stock on the date of grant.

The following is a discussion of the additional material factors necessary to understand the information we provided in the Summary Compensation Table and the table in “Grants of Plan-Based Awards” above.

Arrangements with the Named Executive Officers.  We have entered into an executive relocation agreement with Mr. Grabe as discussed in more detail below.  In addition, we have entered into an executive change in control severance agreement with each Named Executive Officer and an executive severance agreement with Mr. Pierce pursuant to which each officer could receive certain severance payments and benefits.  See “Potential Payments Upon Termination or Change in Control” below for information regarding these severance agreements.

In 2003, we entered into an executive relocation agreement with Mr. Grabe in connection with his long-term relocation assignment in Chandler, Arizona.  Under the terms of the agreement, Mr. Grabe receives a $5,000 special monthly cash bonus and a related tax gross-up payment for each month Mr. Grabe is employed at our request in Chandler, Arizona.  See footnotes 1 and 5 to the Summary Compensation Table above.  The agreement terminates when Mr. Grabe’s relocation assignment is over or Mr. Grabe is no longer employed as one of our executive officers.

Annual Cash Incentive Awards and Special Cash Bonuses.  In 2011, 2010 and 2009, each Named Executive Officer earned a performance-based annual cash incentive award under the MIP, which is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.  See “Compensation Discussion and Analysis – Elements of Compensation and 2011 Compensation Determinations – Annual Cash Incentive Awards” above for a detailed discussion of the MIP and how 2011 bonuses under the MIP were determined.

Equity-Based Compensation.  In 2011 and 2010, our Named Executive Officers received grants of RSUs under our 2005 Stock Incentive Plan.  See footnote 2 to the Grants of Plan-Based Awards table on page 31 for the amounts, vesting schedule and other material terms of these RSU awards.  In 2009, Mr. Larkin received a grant of RSUs under our 2005 Stock Incentive Plan to increase his equity ownership following his promotion to Executive Vice President of our Space Systems Group in 2008.  None of the other Named Executive Officers received a grant of RSUs in 2009 in light of the downturn in the overall economy, the slowdown of demand in certain of our key markets and our projected financial performance at that time.  See “Compensation Discussion and Analysis – Elements of Compensation and 2011 Compensation Determinations – Equity-Based Compensation” above for a discussion of our practices with respect to equity grants.

Pension Benefits.  Mr. Larkin’s accrued benefits under the Retirement Plan for Employees of Fairchild Space and Defense Corporation increased from 2010 to 2011.  See footnote 4 to the Summary Compensation Table above and discussion under “Pension Benefits” below.

Outstanding Equity Awards at Fiscal Year-End*

The following table sets forth the outstanding equity awards for each Named Executive Officer as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
David W. Thompson	150,000(1)	—	$5.79	05/15/2013	—	—
	—	—	—	—	65,000	$981,500

Garrett E. Pierce	—	—	—	—	32,000	483,200

James R. Thompson	100,000(2)	—	5.65	02/18/2013	—	—
	—	—	—	—	22,000	332,200

Ronald J. Grabe	—	—	—	—	23,000	347,300

Antonio L. Elias	33,333(2)	—	5.65	02/18/2013	—	—
	16,667(3)	—	5.65	02/18/2013	—	—
	—	—	—	—	23,000	347,300

Michael E. Larkin	—	—	—	—	25,666	387,557

_______________
* All equity awards reported in the table vest solely based on the passage of time, and are not subject to any performance conditions.

(1)	Options vested in three installments on May 15, 2004, May 15, 2005, and May 15, 2006.
(2)	Options vested in two installments on February 18, 2005 and February 18, 2006.
(3)	Options vested on February 18, 2004.
(4)
Market value is calculated by multiplying the number of restricted stock units that have not vested by the closing price of our common stock on December 30, 2011, the last trading day of the year, which was $15.10.

Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and RSU vesting for each Named Executive Officer during the fiscal year ended December 31, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David W. Thompson	—	—	19,000(1)	$329,380

Garrett E. Pierce	—	—	9,000(1)	156,000

James R. Thompson	—	—	9,000(1)	156,000

Ronald J. Grabe	—	—	6,500(1)	112,660

Antonio L. Elias	30,000	313,500	6,500(1)	112,660

Michael E. Larkin	18,359	223,920	11,667(2)	202,152

______________
(1)	Reflects the vesting on July 28, 2011 and July 30, 2011 of a portion of the total RSUs granted to Messrs. Thompson, Pierce, J.R. Thompson, Grabe and Elias in 2010 and 2008, respectively.
(2)	Reflects the vesting on July 28, 2011, July 29, 2011 and July 30, 2011 of a portion of the total RSUs granted to Mr. Larkin in 2010, 2009, and 2008, respectively.
Pension Benefits

Mr. Larkin has accrued benefits under the Retirement Plan for Employees of Fairchild Space and Defense Corporation (the “Pension Plan”), a tax-qualified defined benefit plan that was frozen on September 13, 1994 (the “Freeze Date”).  This Pension Plan became sponsored by our company in connection with our acquisition of Fairchild Space and Defense Corporation (“Fairchild”) in 1994.  None of the other Named Executive Officers are entitled to receive benefits under the Pension Plan.

The following table lists the number of years of credited service and the present value of accrued pension benefits for Mr. Larkin under the Pension Plan as of December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Michael E. Larkin	Retirement Plan for Employees of Fairchild Space and Defense Corporation	13	$53,838	—
_______________

(1)	Mr. Larkin’s years of credited service only reflect his service with Fairchild through the Freeze Date.
(2)
Amount reflects the actuarially determined present value of Mr. Larkin’s accumulated benefits assuming retirement at age 65, the Pension Plan’s normal retirement date.  The present value of the accrued benefit was based on an interest rate of 4.0% and the RP-2000 Mortality Table projected to 2011.  No pre-retirement mortality, early retirement or termination has been assumed for the valuation.

Prior to the Freeze Date, Fairchild employees who met certain length of service requirements were eligible to participate in the Pension Plan.  As of the Freeze Date, the Pension Plan was closed to new participants and no further benefits were permitted to accrue under the Pension Plan with respect to current participants.

On the Freeze Date, the annual retirement benefit payable at the age of 65 for each participant in the Pension Plan was calculated as follows:  0.58% of final average earnings not in excess of covered compensation times the number of years of service as of the Freeze Date not in excess of 35, plus 1.00% of final average earnings in excess of covered compensation times the number of years of service as of the Freeze Date not in excess of 35, plus 0.25% of final average earnings times years of service as of the Freeze Date in excess of 35.  The final average earnings reflect the average regular annual compensation (excluding bonuses, overtime and other extraordinary compensation) of a participant during the five consecutive years within the ten years immediately preceding the earlier of (1) the Freeze Date, or (2) his or her retirement, during which the participant’s salary was the highest.  The final average earnings credited under the Pension Plan is capped by provisions of the Internal Revenue Service Code.

Nonqualified Deferred Compensation

Our Nonqualified Management Deferred Compensation Plan provides the Named Executive Officers and other key management and highly compensated employees with the ability to set aside compensation on a tax-deferred basis.  This compensation can consist of amounts a Named Executive Officer elects to defer and/or discretionary contributions by us.  Under the plan, the Named Executive Officers may defer up to 100% of their cash base salaries and up to 100% of their cash bonuses under the MIP.  The Named Executive Officers need to make their deferral elections by December 15 of each year to defer amounts for the following year.

The Named Executive Officers have the right to have the amounts credited to their plan account invested in one or more funds made available by the plan administrator.  The Named Executive Officers select the investment allocation among the available funds and may change these allocations on a daily basis by contacting the plan administrator by phone or accessing their plan account online through the plan administrator’s website.

Benefits under the plan will be distributed under the terms elected by the Named Executive Officer.  For each deferral year and type of deferral, the Named Executive Officer may elect either a future in-service withdrawal date or a distribution upon a voluntary or involuntary termination of employment.  The Named Executive Officer can elect to receive the distributions either as a lump sum payment or in annual installments.  In the event a Named Executive Officer dies while employed by us, benefits will be paid to his beneficiaries in the same manner as elected by such Named Executive Officer.  Additionally, upon a showing of an unforeseen financial hardship and with appropriate approval from the Compensation Committee, a Named Executive Officer may be allowed to access funds in his plan account earlier than the elected distribution date.  All Named Executive Officers are fully vested in their account balances under the plan.

The following table sets forth contributions, earnings, withdrawals, distributions and year-end balances under our Nonqualified Management Deferred Compensation Plan for each Named Executive Officer during the fiscal year ended December 31, 2011.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
David W. Thompson	—	$8,766	$156,294	—	$4,344,041

Garrett E. Pierce	—	7,538	(1,025)	—	81,658

James R. Thompson	—	7,097	2,352	—	95,510

Ronald J. Grabe	—	4,619	3,585	—	92,988

Antonio L. Elias	—	3,230	433	—	44,775

Michael E. Larkin	—	3,267	664	—	108,073

______________

(1)
In 2011, pursuant to our Deferred Salary and Profit Sharing Plan for Employees (“401(k) Plan”), we made a discretionary contribution to the 401(k) Plan account of each Named Executive Officer (and other eligible employees) in the amount of 1% of the salary and MIP bonuses earned by such officer in 2010.  Any discretionary contribution amounts exceeding the Internal Revenue Service limits for the 401(k) Plan are then credited into the Named Executive Officer’s Nonqualified Management Deferred Compensation Plan account as a company contribution.  The amounts in this column reflect these company contributions.  The full amounts are included in the “All Other Compensation” column of the Summary Compensation Table above.

(2)
The amounts in this column represent the increases in value based on each Named Executive Officer’s individual investment decisions and therefore are not reported in the Summary Compensation Table above.

(3)
The amounts in this column include company contributions that were reported as compensation for the Named Executive Officers in the Summary Compensation Tables in our 2010, 2009 and 2008 proxy statements, as applicable, in the following amounts:  David W. Thompson, $26,767; Garrett E. Pierce, $23,686; James R. Thompson, $21,601; Ronald J. Grabe, $13,847; Antonio L. Elias, $9,153; and Michael E. Larkin, $5,778.

Potential Payments Upon Termination or Change in Control

Executive Change in Control Severance Agreements

We have entered into executive change in control severance agreements with each Named Executive Officer.  Our executive change in control severance agreements have a “double trigger,” meaning that the executive officer’s right to receive severance payments and benefits arises only if there is both a change in control of our company and the executive officer is terminated within a specified time period.  Under these agreements, a “change in control” is generally defined as (1) the acquisition by an individual or group of 30% or more of our common stock or the combined voting power of our then outstanding voting securities entitled to vote for directors, (2) within any 24-month period, the persons who were our directors immediately prior to the transaction shall cease to constitute a majority of the Board or its successor, (3) the sale or disposition of all or substantially all of our company’s assets, or (4) the consummation by us of a merger, consolidation or similar business combination transaction, the result of which is either (a) the stockholders of our company immediately prior to the transaction will not beneficially own more than 60% of the surviving entity, (b) a person owns more than 30% of our outstanding common stock, or (c) at least a majority of the board members of the entity resulting from the transaction were not members of the Board at the time the transaction was agreed to.

If a change in control is contemplated or has occurred, and the Named Executive Officer’s employment is terminated, the Named Executive Officer would be entitled to the following payments and benefits upon the following termination events:

Disability.  If the Named Executive Officer’s employment is terminated following a change in control due to disability (generally defined as incapacity due to physical or mental illness), the Named Executive Officer’s disability benefits would be determined in accordance with our insurance and benefit programs then in effect.  Assuming a December 31, 2011 termination event for disability, the Named Executive Officers would receive from us the following:

Name	Monthly Payments	Maximum Period of Payment Based on Age	Total Potential Payments
David W. Thompson	$25,000	87 months	$2,175,000
Garrett E. Pierce	25,000	18 months	450,000
James R. Thompson	20,000	12 months	240,000
Ronald J. Grabe	20,000	21 months	420,000
Antonio L. Elias	20,000	42 months	840,000
Michael E. Larkin	20,000	103 months	2,060,000

Cause.  If the Named Executive Officer is terminated for cause, the Named Executive Officer will not be entitled to receive any payments or benefits after the date of termination, and would only be entitled to accrued base salary and leave as of the date of termination.  Under the executive change in control severance agreement, “cause” is generally defined as:

•
the officer’s willful and continual failure to substantially perform his or her duties in accordance with the instructions of the Board or the persons to whom the officer reports, after a demand for substantial performance is delivered to the officer by the Board which specifically identifies the manner in which the Board believes that the officer has not substantially performed his or her duties;

•	the willful engaging by the officer in conduct which is materially injurious to our company;

•	the embezzlement or misappropriation of our company’s funds or property by the officer;

•	the officer’s conviction of a felony or plea of guilty or nolo contendere to a felony; or

•	the officer’s conviction of a crime involving fraud, dishonesty, moral turpitude or breach of trust or plea of guilty or nolo contendere to such a crime.

Good Reason or Without Cause.   If the Named Executive Officer is terminated following a change in control without “cause” or by such Named Executive Officer for “good reason,” the Named Executive Officer would receive from us a lump sum equal to two times the sum of (1) the greater of his annual base salary in effect on the date of the change in control or the date of termination and (2) the greater of (a) his full target bonus for the year of termination or (b) the average of the two highest cash bonuses earned during two of the three immediately preceding years.  Also, the Named Executive Officer would receive a pro rata bonus equal to his target bonus through the date of termination.  In addition, all unvested amounts under our deferred compensation plan would vest, all insurance benefits would continue for 24 months and all outstanding vested and unvested equity awards would be repurchased by us at the higher of (1) the highest price paid in the change in control transaction or (2) the then current fair market value on the termination date if the equity award has been assumed, less the exercise price for any such equity award, if applicable.  The Named Executive Officer must execute a written release of claims provided by the company to be eligible to receive any of the foregoing payments.

If the Named Executive Officer is terminated following a change in control without “cause” or by the Named Executive Officer for “good reason,” and assuming a December 31, 2011 termination event for either of these reasons, payments and benefits to the Named Executive Officers would be as follows:

Name	Salary	Bonus	Insurance Benefits(1)	Equity Awards Payments(2)	Total(3)
David W. Thompson	$1,400,000	$1,890,000	$56,521	$2,378,000	$5,724,521
Garrett E. Pierce	1,215,000	1,458,000	47,626	483,200	3,203,826
James R. Thompson	1,157,000	1,388,400	11,331	1,277,200	3,833,931
Ronald J. Grabe(4)	867,000	780,300	54,890	347,300	2,049,490
Antonio L. Elias	785,000	706,500	53,833	819,800	2,365,133
Michael E. Larkin	770,000	693,000	46,907	387,557	1,897,464
______________

(1)
Reflects the gross premiums to be paid by our company to provide each Named Executive Officer with life insurance and health and welfare benefits substantially similar to those they were receiving as of December 31, 2011 for the next 24-month period.  Assumes annual increases in premiums based on historical percentage increases.

(2)
Reflects payments in consideration for the surrender of all outstanding stock options equal to the difference between the respective exercise prices for such stock options as set forth in the table in “Outstanding Equity Awards at Fiscal Year-End” above, and $15.10, the closing price of our common stock on December 30, 2011, the last trading day of the year.  Also reflects payments in consideration for the surrender of all unvested RSUs (as set forth above in the table in “Outstanding Equity Awards at Fiscal Year-End” above) at a repurchase price of $15.10 per RSU.

(3)
Estimated legal fees and expenses incurred by the Named Executive Officer in connection with a termination are not included in the total.  All Named Executive Officers are fully vested in their account balances under our 401(k) Plan and Nonqualified Management Deferred Compensation Plan, and therefore, this termination event does not provide for any accelerated vesting under these plans, and no amounts related to such plans are included in the total.  See the “Aggregate Balance at Last FYE” column in the table in “Nonqualified Deferred Compensation” above for the year-end balances for each Named Executive Officer under our Nonqualified Management Deferred Compensation Plan.  Likewise, because Mr. Larkin is fully vested in his benefits under the Pension Plan, this amount is not included.  See “Pension Benefits” above for more information on the Pension Plan.

(4)
Pursuant to our executive relocation agreement with Mr. Grabe, the bonuses provided for in such agreement were not taken into account when calculating payments due under Mr. Grabe’s executive change in control severance agreement, and such bonuses would not be considered when calculating such payments in the event of an actual change in control of our company.  See “Arrangements with the Named Executive Officers” above for more information on Mr. Grabe’s executive relocation agreement.

The definition of “cause” under the executive change in control severance agreement is described above.   Under the executive change in control severance agreement, “good reason” is generally defined as:

●	the assignment of the officer to duties that are a material adverse change from the most significant position held by the officer during the 180-day period prior to a change in control;

●	a material reduction in the officer’s base salary;

●	the relocation of the officer outside a 50-mile radius of the officer’s then-current office;

●	a material adverse change in (1) the value of any compensation plan (including bonus plan) that the officer participated in prior to the change in control or (2) the benefits under our retirement, pension, 401(k), deferred compensation, life insurance, medical, health, accident, disability or other benefit plans that the officer participated in prior to the change in control;

●	our failure to obtain from any successor an assumption of the obligations under the executive change in control severance agreement.

Executive Severance Agreement

We have entered into an executive severance agreement with Mr. Pierce which sets forth the severance payments and benefits that he would receive from us in the event his employment is terminated other than in the event of a change in control.

Under his agreement, Mr. Pierce will be entitled to the following payments and benefits upon the occurrence of the following termination events:

Disability.  If Mr. Pierce’s employment is terminated by us for disability (generally defined as incapacity due to physical or mental illness), then (1) his benefits shall be determined in accordance with our insurance and benefits programs then in effect and (2) his equity grants shall continue to vest as scheduled for a 24-month period following such termination and his stock options shall remain exercisable for the rest of the originally scheduled term.  Assuming a December 31, 2011 termination event for disability, Mr. Pierce would receive monthly payments of $25,000 for up to 24 months for an aggregate potential amount of $600,000 and a total of 32,000 unvested RSUs would continue to vest as scheduled for a 24-month period.  As of December 31, 2011, the value of these RSUs was $483,200 based on the $15.10 closing price of our common stock on December 30, 2011, the last trading day of the year.  Therefore, the aggregate amount of compensation Mr. Pierce might receive if his employment was terminated due to his disability is $1,083,200.

Cause.  If Mr. Pierce’s employment is terminated by us for cause, Mr. Pierce would only be permitted to exercise vested stock options for 60 days after the date of termination.  “Cause” is generally defined in the same manner as described above in the executive change in control severance agreements.  As of December 31, 2011, Mr. Pierce had no outstanding stock options.

Good Reason or Without Cause.  If Mr. Pierce’s employment is terminated by us for any reason other than for disability or “cause,” as defined in the agreement, or by Mr. Pierce for “good reason,” as defined in the agreement (in each case, generally defined in the same manner as the executive change in control severance agreements), then Mr. Pierce would receive from us a lump sum payment equal to two times the sum of (1) his annual base salary and (2) the higher of (a) the sum of any bonuses paid or payable to him for the 12-month period immediately preceding the month of such termination, or (b) the target bonus for the year of termination based on 80% of his annual base salary.  He would also be reimbursed for all reasonable legal fees and expenses incurred by him as a result of such termination.  Also, Mr. Pierce’s outstanding RSUs would continue to vest as scheduled for a 24-month period.  In addition, his insurance benefits would continue for a 24-month period following such termination.

If Mr. Pierce’s employment is terminated by us without “cause” or by him for “good reason,” and assuming a December 31, 2011 termination event for either of these reasons, payments would be as follows:

Name	Salary	Bonus	Insurance Benefits(1)	Equity Awards(2)	Total(3)
Garrett E. Pierce	$1,215,000	$972,000	$47,626	$483,200	$2,717,826

(1)
Reflects the gross premiums to be paid by our company to provide Mr. Pierce with life, disability, accident and health insurance benefits substantially similar to those he was receiving as of December 31, 2011 for the next 24-month period.  Assumes annual increases in premiums based on historical percentage increases.

(2)	Reflects the value of 32,000 unvested RSUs, which would continue to vest as scheduled for the next 24-month period, based on the $15.10 closing price of our common stock on December 30, 2011.
(3)	Estimated legal fees and expenses incurred by Mr. Pierce in connection with a termination are not included in the total.

Nonqualified Management Deferred Compensation Plan

In addition to the payments described above, in connection with our Nonqualified Management Deferred Compensation Plan, in the event that a Named Executive Officer dies while employed by us, benefits under the plan will be paid to his or her beneficiaries in the same manner elected by such Named Executive Officer.  Assuming a December 31, 2011 termination event for death, payments for the Named Executive Officers would be as follows:

Name	Payments
David W. Thompson	$4,344,041
Garrett E. Pierce	81,658
James R. Thompson	95,510
Ronald J. Grabe	92,988
Antonio L. Elias	44,775
Michael E. Larkin	108,073

Indemnification Agreements

We have entered into substantially identical indemnification agreements with each of our directors, the Named Executive Officers and with certain other officers.  The agreements provide that we will, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each indemnitee against all loss and expense incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of our company or any of our affiliates, or because our company has a right to judgment in its favor because of his or her position with us or any of our affiliates.  The indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to our best interest.  The agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under our Restated Certificate of Incorporation or any agreement or vote of stockholders and that the Restated Certificate of Incorporation may not be amended to adversely affect the rights of the indemnitee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was comprised of Edward F. Crawley, Lennard A. Fisk, Ronald T. Kadish, Janice I. Obuchowski and Scott L. Webster during 2011.  No member of the Compensation Committee was an officer or employee of our company during fiscal year 2011, nor did any member have a business relationship with our company that is required to be disclosed pursuant to the applicable SEC rules.  As disclosed above in his biography, Mr. Webster is a co-founder of Orbital and previously served in various senior executive positions with the company until 1993.  No interlocking relationship, as described in the applicable SEC rules, existed between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee during 2011.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee is responsible for providing independent, objective oversight of our company’s accounting functions and internal controls.  The Audit and Finance Committee is comprised of five directors, each of whom is “independent” as defined by the existing NYSE listing rules and SEC rules.  Members of the Audit and Finance Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Exchange Act.

Management is responsible for our company’s internal controls and financial reporting process.  Our company’s independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements of our company for the fiscal year ended December 31, 2011, with our company’s management, and also has discussed with PricewaterhouseCoopers LLP (“PwC”), our company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit and Finance Committee has received both the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence.

Based on the Audit and Finance Committee’s discussions with management and our company’s independent registered public accounting firm, the Audit and Finance Committee recommended to the Board of Directors of our company that the audited consolidated financial statements of our company for the fiscal year ended December 31, 2011 be included in our company’s Annual Report on Form 10-K as filed with the SEC in February 2012.

The foregoing report has been furnished by the Audit Committee members:

Robert M. Hanisee, Chairman	Frank L. Salizzoni
Ronald T. Kadish	Harrison H. Schmitt
James G. Roche

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings, in whole or in part, the foregoing Audit and Finance Committee Report will not be incorporated by reference into any such filings.

OWNERSHIP OF COMMON STOCK

The table below sets forth certain information regarding our stock-based holdings as of February 27, 2012, unless otherwise indicated, by (1) each person known by us to own beneficially more than 5% of our common stock, (2) each of our directors and Named Executive Officers and (3) all executive officers and directors as a group.  Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

Name and Address	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(2)	5,899,383	10.0%
TimesSquare Capital Management, LLC 1177 Avenue of the Americas, 39th Floor New York, NY 10036(3)	3,935,900	6.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(4)	3,293,075	5.6%
Kevin P. Chilton	-	*
Antonio L. Elias	154,244	*
Lennard A. Fisk(5)	45,377	*
Ronald J. Grabe(6)	62,898	*
Robert M. Hanisee	57,938	*
Robert J. Hermann	60,793	*
Ronald T. Kadish	22,433	*
Michael E. Larkin	28,926	*
Janice I. Obuchowski	47,820	*
Garrett E. Pierce	50,961	*
James G. Roche	24,156	*
Frank L. Salizzoni	59,158	*
Harrison H. Schmitt	31,298	*
David W. Thompson	279,379	*
James R. Thompson(7)	344,563	*
Scott L. Webster	53,287	*
Executive Officers and Directors as a Group (17 persons)	1,353,098	2.3%
_______________
*Less than 1%.

(1)
Includes shares issuable upon exercise of outstanding stock options (all of which are currently vested) in the following amounts:  Antonio L. Elias, 50,000 shares; Lennard A. Fisk, 20,000 shares; Robert M. Hanisee, 20,000 shares; Robert J. Hermann, 20,000 shares; Ronald T. Kadish, 10,000 shares; Janice I. Obuchowski, 20,000 shares; James G. Roche, 10,000 shares; Frank L. Salizzoni, 20,000 shares; Harrison H. Schmitt, 15,000 shares; David W. Thompson, 150,000 shares; James R. Thompson, 100,000 shares; Scott L. Webster, 10,000 shares; and all executive officers and directors as a group, 455,000 shares.

(2)
Beneficial ownership is as of December 31, 2011, based on a Schedule 13G/A filed on January 10, 2012 with the SEC by BlackRock, Inc. and represents 5,899,383 shares of our common stock over which BlackRock, Inc. has sole voting and dispositive power.

(3)
Beneficial ownership is as of December 31, 2011, based on a Schedule 13G/A filed on February 8, 2012 with the SEC by TimesSquare Capital Management, LLC (“TimesSquare”) and represents 3,935,900 shares of our common stock over which TimesSquare has sole dispositive power and 3,359,900 shares of our common stock over which TimesSquare has sole voting power.

(4)
Beneficial ownership is as of December 31, 2011, based on a Schedule 13G filed on February 8, 2012 with the SEC by The Vanguard Group, Inc.  (“Vanguard”) and represents 3,208,064 shares of our common stock over which Vanguard has sole dispositive power and 85,011 shares over which Vanguard has sole voting power and shared dispositive power.

(5)	All of Dr. Fisk's shares are pledged as collateral in connection with a business loan.
(6)	Includes 44,818 shares of common stock owned by the Grabe Family Trust, of which Mr. Grabe is a joint trustee with his wife.
(7)	Excludes 1,385 shares of common stock owned by Mr. J.R. Thompson’s wife, with respect to which Mr. J.R. Thompson disclaims beneficial ownership.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  PwC has served as our independent registered public accounting firm since 1999.  A representative of PwC is expected to be present at the annual meeting and will be available to respond to appropriate questions and make such statements as he or she may desire.  In the event that the stockholders do not ratify the appointment of PwC, the Board will consider the appointment of another independent registered public accounting firm.  The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote with respect to the matter will be required to approve Proposal 2.  Abstentions will be considered shares present at the annual meeting entitled to vote, but since they are not affirmative votes on the proposal, abstentions will have the same effect as votes against the proposal.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the proposal has been approved.

The Board of Directors recommends that you vote FOR the ratification of the appointment of PwC.  Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of PwC.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules and regulations, we are giving our stockholders an opportunity to indicate whether they support the compensation paid to our Named Executive Officers, as described in this proxy statement pursuant to SEC rules and regulations.  This advisory vote, commonly referred to as a “say-on-pay” vote, is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding Named Executive Officers compensation, and the narrative disclosure accompanying the tabular presentation.  These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for executive talent in which we compete.  We are focused on attracting and retaining a highly qualified executive team.  We believe that our stockholders are best served when we can attract and retain talented executive officers with compensation packages that are competitive but fair.

As discussed in the Compensation Discussion and Analysis beginning on page [__] of this proxy statement, we believe that our executive compensation program properly links annual compensation to company performance and aligns the financial interests of our executive officers to those of our stockholders.  For example:

  A significant portion of compensation for our executive officers is linked to the achievement of financial and operational objectives that are challenging, but achievable, and consistent with our company’s strategic plan; and
  We provide performance-based cash bonuses and stock-based incentives that are intended to motivate our executive officers to work towards achieving operational and financial goals that we believe will ultimately be reflected in stockholder value.
This advisory vote is not binding on the Board of Directors.  The Board of Directors will, however, take into account the outcome of the vote on this proposal when considering future decisions regarding our executive compensation program.  The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote with respect to the matter will be required to approve this proposal on executive compensation.  Abstentions will be considered shares present at the annual meeting entitled to vote, but since they are not affirmative votes on the proposal, abstentions will have the same effect as votes against the proposal.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the proposal has been approved.

The Board of Directors recommends that you vote FOR approval of the compensation paid to the company’s Named Executive Officers, as disclosed in this proxy statement pursuant to applicable SEC rules and regulations.  Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the compensation paid to the company’s Named Executive Officers.

PROPOSAL 4

APPROVAL OF THE ORBITAL SCIENCES CORPORATION
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

The Board of Directors of the Company is seeking shareholder approval of the amendment and restatement of the Orbital Sciences Corporation 2005 Stock Incentive Plan (the “2005 Plan” and, as amended and restated, the “Amended 2005 Plan”) to increase the number of shares of the Company’s Common Stock reserved for issuance by 2,500,000 shares, thereby increasing the total number of shares authorized under the plan to 5,000,000 shares.  The Amended 2005 Plan also contains a number of revisions to its terms to conform to changing applicable law and regulations and current corporate governance best practices.

As of December 31, 2011, 258,015 shares remained available for future grants under the 2005 Plan, and there are 759,152 restricted stock units outstanding under the 2005 Plan.  No other equity awards, such as options, are outstanding under the 2005 Plan.  Further information regarding the equity awards outstanding under the Company’s existing equity plans is provided below under “Equity Compensation Plan Information.”  The number of shares sought to be approved was determined based on our historical trends in awarding equity, the restrictions on reuse of forfeited shares proposed to be included in the Amended 2005 Plan, and the views of institutional shareholders and proxy advisory firms.

The purpose of the 2005 Plan is to attract and to encourage the continued employment and service of and maximum efforts by officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company.  In the judgment of the Board of Directors, continued grants under the 2005 Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by keeping the interests of plan participants aligned with those of our stockholders.  Our ability to award grants of equity to our employees will be severely constrained if we are unable to increase the authorized number of shares under the 2005 Plan, and we believe this result would adversely affect our ability to attract, motivate and retain quality employees.  The Board approved the Amended 2005 Plan on January 26, 2012, subject to stockholder approval.

We believe that our usage of the 2005 Plan illustrates our commitment to good practices in equity compensation, prudent use of these limited resources and the promotion of a strong alignment with stockholder interest. We ask stockholders to consider the following factors in determining to vote for the proposed amendment of the Amended 2005 Plan:

●
Orbital’s absolute “burn rate,” defined as the number of shares subject to equity awards issued in a fiscal year as a percentage of its weighted average shares outstanding, was only approximately 0.76% in 2011.  Moreover, applying the burn-rate methodology used by Institutional Shareholder Services (“ISS”) to assess companies in our industry (which weights RSU grants more heavily than options based on stock price volatility), results in a three-year burn rate average of approximately 1.21%, which is well below the 2.93% burn rate cap that ISS applies to companies in our industry.

●	The Amended 2005 Plan also provides for a number of compensation “best practices” including:

°	No Evergreen Provision. The Amended 2005 Plan provides for a fixed number of shares, requiring stockholder approval to increase the maximum number of securities that may be issued thereunder. The Amended 2005 Plan does not contain an evergreen provision or other feature which periodically adds new shares for grant thereunder.

°	Reasonable Share Recycling Provisions. When awards granted under the Amended 2005 Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered to the grantee or withheld as payment of the exercise price in connection with the exercise of a stock option or payment of the tax withholding obligation in connection with any award are not returned to the share reserve.

°	No Discounted Stock Options or Stock Appreciation Rights (“SARs”). All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock options or stock appreciation rights under the 2005 Plan.

°	Limited Ability to Reprice Stock Options and SARs. No repricing of stock options and SARS is permitted without stockholder approval, subject to certain important exceptions in the connection of acquisition transactions, noted below.

The Company has one other active incentive plan – the 1997 Stock Option and Incentive Plan ("1997 Plan").  Since the 2005 Plan was approved, we have not granted new equity awards under the 1997 Plan, except for the yearly automatic grant to our non-employee directors, described above under "Director Compensation."  Our 1997 Plan has 687,133 shares remaining available for issuance.  It does not contain an evergreen provision or similar feature that adds new shares for grant.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter will be required to approve Proposal 4, provided that the total votes cast must represent over 50% of the shares of common stock entitled to vote on the proposal.  Abstentions will be considered shares present at the meeting entitled to vote, but since they are not affirmative votes on the proposal, will have the same effect as votes against the proposal.  Broker nonvotes will be counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

If the Amended 2005 Plan is not approved by the Company’s shareholders, the 2005 Plan will continue as currently in effect.

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated 2005 Stock Incentive Plan. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the approval of the Amended and Restated 2005 Stock Incentive Plan.

Description of the Amended 2005 Plan

A description of the provisions of Amended 2005 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended 2005 Plan, a copy of which is attached as Annex A to this proxy statement.

Administration. The Amended 2005 Plan is administered by the Compensation Committee. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan. Members of this committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan. The shares of common stock issued or to be issued under the Amended 2005 Plan consist of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares of common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Amended 2005 Plan.  The number of shares of stock available for issuance will not be increased by shares of stock tendered or withheld or subject to an award surrendered in connection with the purchase of shares of stock upon exercise of an option, deducted or delivered from payment of an award in connection with any tax withholding obligations or purchased by the Company with proceeds from option exercises.  To the extent awards are assumed or substituted for under the plan in an acquisition, shares of stock issued pursuant to such awards may increase the number of shares reserved for issuance under the Amended 2005 Plan.

Eligibility. Awards may be made under the Amended 2005 Plan to employees, directors or consultants to the company or any of our affiliates, including any such employee who is an officer or director of Orbital or of any affiliate and to any other individual whose participation in the plan is determined to be in the best interests of the company by the Board of Directors.  Generally, employees who are eligible to participate in the Company's MIP bonus plan are eligible to receive awards under the Amended 2005 Plan.  Currently, approximately 600 employees of the company (including our executive officers) are eligible to participate in the Amended 2005 Plan.  Because future awards of restricted stock units or other equity awards under the Amended 2005 Plan will be made at the discretion of the Compensation Committee, no data can be provided regarding the benefits or amounts that will be received by any participant or groups of participants if the Amended 2005 Plan is approved.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Amended 2005 Plan at any time and for any reason.  If approved, the Amended 2005 Plan will terminate on April 25, 2022, 10 years after its effective date, unless earlier terminated in accordance with the Amended 2005 Plan. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Forfeiture and Recoupment. Any award granted pursuant to the Amended 2005 Plan will be subject to mandatory repayment to the Company by the grantee to the extent the grantee is subject to any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation that imposes mandatory recoupment under certain circumstances.

Restricted Stock Units.  The Amended 2005 Plan permits the granting of restricted stock units, which are common stock units subject to restrictions.  Holders of RSUs have no rights as stockholders of the Company.  Generally, upon an employee’s termination, any RSUs that have not vested are forfeited.

Options. The Amended 2005 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of our common stock on the NYSE on the determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value. An exception may be made for options that the company grants in substitution for options held by employees of companies that the company acquires.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, cash equivalents acceptable to the company, or by means of a broker-assisted cashless exercise.

Stock options and stock appreciation rights may not be repriced absent stockholder approval, except in connection with certain Company corporate transactions. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).

Stock options granted under the Amended 2005 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The Compensation Committee may also award:

—
shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation to be paid to participants;

—	restricted stock, which are shares of common stock subject to restrictions;

—	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

—
stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

—
performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”); and

—
other equity-based awards, which are awards representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference, or otherwise based on, or related to, stock, but are not any of the types of awards listed above.

   Minimum Vesting for Restricted Stock. We have proposed to eliminate the minimum vesting period under the 2005 Plan.  Despite elimination of the minimum vesting period, under the Amended 2005 Plan we intend to impose vesting periods of at least three years on our annual employee RSU grants for the foreseeable future.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the Amended 2005 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make such adjustments as it determines to be appropriate to outstanding awards and the number of shares available for issuance under the Amended 2005 Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Amended 2005 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

1)	The compensation must be paid solely on account of the attainment of one or more pre-established objective performance goals;

2)
 The performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as “outside directors” for purposes of the exception;

3)	The material terms under which the compensation is to be paid must be disclosed to and subsequently approved by the stockholders of the corporation in a separate vote before payment is made; and

4)	The compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Amended 2005 Plan, one or more of the following business criteria, on a consolidated basis and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria) and on a GAAP or non-GAAP basis, are used exclusively by the Compensation Committee in establishing performance goals:

●	cash flow;
●	operating income;
●	revenues;
●	backlog;
●	total stockholder return or stock price;
●	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
●	net income;
●	pretax earnings;
●	earnings before interest expense, taxes, depreciation and amortization;
●	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;
●	operating margin;
●	earnings per share;
●	return on equity;
●	return on capital;
●	return on investment;
●	working capital; and
●	of debt to stockholders’ equity.

The maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the Amended 2005 Plan to any person is 350,000 per year. The maximum number of shares of common stock that can be awarded under the Amended 2005 Plan to any person, other than pursuant to an option or stock appreciation right, is 200,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award for a performance period of 12 months or less by any one person is $2,500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period of longer than 12 months by any one person is $2,500,000.

Federal Income Tax Consequences

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Amended 2005 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply) and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Amended 2005 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 409A. The Company intends that awards granted under the Amended 2005 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but makes no representation or warranty to that effect.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2011:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options,Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in first column)
Equity Compensation Plans Approved by
Security Holders(1)	-	-	258,015

Equity Compensation
Plans Not Approved by Security Holders(2)	902,287	$7.25	687,133
Total	902,287	$7.25	945,148

_______________

(1)
The equity compensation plans approved by our stockholders are our 1997 Plan and our 2005 Plan.  A subsequent amendment in 1998 to the 1997 Plan increasing the total number of authorized shares thereunder to 3,200,000 also was approved by our stockholders.  For purposes of reporting on the options outstanding under the 1997 Plan, we have assumed that all 3,200,000 shares approved by stockholders were issued during 1997 and 1998.  The 2005 Plan has a maximum of 2,500,000 shares available for issuance, subject to adjustment upon the occurrence of certain events.  The share numbers shown in this row do not include shares that may be issued under the company’s 1999 Employee Stock Purchase Plan, which currently has approximately 541,734 shares available for issuance, and do not include 759,152 shares subject to outstanding restricted stock unit awards.

(2)
As permitted by the then applicable rules of the New York Stock Exchange, in 1999, 2000, 2001 and 2002, we amended the 1997 Plan to increase the number of securities available for issuance under that plan by 1,800,000, 1,800,000, 1,800,000 and 2,000,000 shares, respectively, without seeking the approval of our stockholders.  The 1997 Plan provides for awards of incentive or non-qualified stock options and shares of restricted stock and stock units to employees, directors, consultants and advisers of the company and its subsidiaries without giving effect to any exercises or cancellations.  Under the terms of the 1997 Plan, options may not be issued at less than 100% of the fair market value of the company’s common stock on the date of grant.  Options expire no more than 10 years following the grant date.  The 1997 Plan does not contain any evergreen or similar feature.  The shares shown in this row do not include 22,960 shares subject to outstanding restricted stock unit awards to our directors, which vest one year from their grant date.

STOCKHOLDER PROPOSALS FOR 2013 PROXY STATEMENT

Stockholder proposals that are intended to be included in the proxy statement and related proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act for our 2013 annual meeting of stockholders must be received by us no later than November 13, 2012 at our principal office located at 45101 Warp Drive, Dulles, Virginia 20166, Attention:  Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 1.6 of our Amended and Restated Bylaws, which are on file with the SEC and available on our website, and may be obtained from us upon request.  These notice provisions require that recommendations for director nominees for the 2013 annual meeting and any requests to submit any other matter to a vote of stockholders must be received no earlier than December 26, 2012 and no later than January 25, 2013.  If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and stockholders who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and stockholders beneficially owning more than 10% of our common stock are required by SEC regulations to furnish to us copies of all Forms 3, 4 and 5 they file.  Based on Orbital’s review of the copies of such forms filed on behalf of its executive officers and directors and written representations from such reporting persons, with one exception, Orbital believes that all of its executive officers and directors complied with the Section 16 filing requirements applicable to them with respect to all transactions during fiscal year 2011.  In 2011, the Company inadvertently filed one day late, on behalf of Hollis Thompson, our Senior Vice President and Controller, a Form 4 covering one option exercise and stock sale.

Relationship with Independent Registered Public Accounting Firm

The Board has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification by our stockholders at the annual meeting.

Fees of Independent Registered Public Accounting Firm

For services rendered during or in connection with our fiscal years indicated in the table below, we have received, or expect to receive, invoices from PwC for the following fees:

	2010	2011
Audit Fees(1)	$1,418,000	1,567,000
Audit-Related Fees(2)	341,000	118,000
Tax Fees(3)	122,000	311,000
All Other Fees(4)	62,000	2,000
______________

(1)
Includes fees for services rendered (i) for audit services related to our consolidated financial statements and effectiveness of internal controls over financial reporting, (ii) in connection with the quarterly reviews of the consolidated financial statements in our Forms 10-Q and (iii) in connection with auditor consent.

(2)	Reflects services related to due diligence and related activities in connection with evaluating potential acquisitions.
(3)	Reflects fees for tax compliance and consultation.
(4)	Reflects software license fee.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm (the “Pre-Approval Policy”).  Our Audit Committee is required to pre-approve all services performed by the independent registered public accounting firm to assure that the provision of such services does not impair our independent registered public accounting firm’s independence.

The Audit Committee reviews and approves a list of pre-approved services and estimated costs at least annually.  The list is updated throughout the year, as may be necessary.  The Audit Committee has delegated to its Chairman the authority to pre-approve the performance by the independent registered public accounting firm of services with estimated aggregate costs of performance up to $100,000.  All of the fees identified above under “Fees of Independent Registered Public Accounting Firm” for 2011 were pre-approved in accordance with the Pre-Approval Policy.

Any engagement agreement between our company and the independent registered public accounting firm must be signed by an officer of our company and at least one member of the Audit Committee.  The Audit Committee must be notified at its next regularly scheduled meeting of any engagement that occurs which had been pre-approved by the Audit Committee or by the Audit Committee delegate.  If the proposed service has not been pre-approved, then a representative of the independent registered public accounting firm and the Chief Financial Officer, Controller or other Senior Vice President must jointly submit to the Audit Committee, prior to the commencement of any work, a request for approval, including a reasonably detailed description of the service proposed to be provided, an estimate of the costs of performance of the service and a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Multiple Stockholders with the Same Address

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we are delivering only one copy of the Notice and/or the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder.  This procedure reduces our printing costs, mailing costs and fees.

We will deliver upon written or oral request a separate copy of the Notice and/or the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered.  To receive a separate copy of these materials, you may contact our Investor Relations Department either by mail at 45101 Warp Drive, Dulles, Virginia 20166, by telephone at (703) 406-5960 or by e-mail at investor.relations@orbital.com.

If you are a holder of our common stock as of the record date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the proxy statement and the annual report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record sharing the same address and currently receiving multiple copies of the Notice, the annual report and the proxy statement who wish to receive only one copy of these materials per household in the future, may contact our Investor Relations Department at the address, telephone number or e-mail listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

ANNEX A

__________________________________________________________________

ORBITAL SCIENCES CORPORATION

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
__________________________________________________________________

TABLE OF CONTENTS
Page

1.	PURPOSE	A-1
2.	DEFINITIONS	A-1
3.	ADMINISTRATION OF THE PLAN	A-7
3.1	Board	A-7
3.2	Committee	A-7
3.3	Terms of Awards	A-8
3.4	Forfeiture; Recoupment	A-8
3.5	No Repricing	A-9
3.6	Deferral Arrangement	A-9
3.7	No Liability	A-9
3.8	Registration; Book Entry	A-9
4.	STOCK SUBJECT TO THE PLAN	A-10
4.1	Number of Shares of Stock Available for Awards	A-10
4.2	Adjustments in Authorized Shares of Stock	A-10
4.3	Share Usage	A-10
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS	A-11
5.1	Effective Date	A-11
5.2	Term	A-11
5.3	Amendment and Termination of the Plan	A-11
6.	AWARD ELIGIBILITY AND LIMITATIONS	A-11
6.1	Service Providers and Other Persons	A-11
6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards	A-12
6.3	Stand-Alone, Additional, Tandem and Substitute Awards	A-12
6.4	Award Agreement	A-12
7.	TERMS AND CONDITIONS OF OPTIONS	A-13
7.1	Option Price	A-13
7.2	Vesting	A-13
7.3	Term	A-13
7.4	Termination of Service	A-13
7.5	Limitations on Exercise of Option	A-14
7.6	Method of Exercise	A-14
7.7	Rights of Holders of Options	A-14
7.8	Delivery of Stock Certificates	A-14
7.9	Transferability of Options	A-14
7.10	Family Transfers	A-15
7.11	Limitations on Incentive Stock Options	A-15
8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	A-15
8.1	Right to Payment	A-15
8.2	Other Terms	A-16
8.3	Term	A-16
8.4	Rights of Holders of SARs	A-16
8.5	Transferability of SARs	A-16
8.6	Family Transfers	A-16
9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS	A-17
9.1	Grant of Restricted Stock or Stock Units	A-17
9.2	Restrictions	A-17
9.3	Restricted Stock Certificates	A-17
9.4	Rights of Holders of Restricted Stock	A-18
9.5	Rights of Holders of Stock Units	A-18
9.5.1	Voting and Dividend Rights	A-18
9.5.2	Creditor’s Rights	A-18
9.6	Termination of Service	A-18
9.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units	A-19
9.8	Delivery of Stock	A-19
10.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS	A-19
11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	A-20
11.1	General Rule	A-20
11.3	Cashless Exercise	A-20
11.4	Other Forms of Payment	A-20
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	A-20
12.1	Dividend Equivalent Rights	A-20
12.2	Termination of Service	A-21
13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS	A-21
13.1	Grant of Performance-Based Awards	A-21
13.2	Structure of Performance-Based Awards	A-21
13.3	Earning of Performance-Based Awards	A-21
13.4	Form and Timing of Payment of Performance-Based Awards	A-22
13.5	Performance Conditions	A-22
13.6	Performance-Based Awards Granted to Designated Covered Employees	A-22
13.6.1	Performance Goals Generally	A-22
13.6.2	Timing For Establishing Performance Goals	A-23
13.6.3	Payment of Awards; Other Terms	A-23
13.6.4	Performance Measures	A-23
13.6.5	Evaluation of Performance	A-24
13.6.6	Adjustment of Performance-Based Compensation	A-24
13.6.7	Board Discretion	A-25
13.7	Status of Awards Under Code Section 162(m)	A-25
14.	PARACHUTE LIMITATIONS	A-25
15.	REQUIREMENTS OF LAW	A-25
15.1	General	A-25
15.2	Rule 16b-3	A-26
16.	EFFECT OF CHANGES IN CAPITALIZATION	A-26
16.1	Changes in Stock	A-26
16.2	Reorganization In Which The Company Is The Surviving Entity Which Does Not Constitute A Corporate Transaction	A-27
16.3	Corporate Transaction	A-27
16.4	Adjustments	A-27
16.5	No Limitations on Company	A-28
17.	GENERAL PROVISIONS	A-28
17.1	Disclaimer of Rights	A-28
17.2	Non-exclusivity of the Plan	A-28
17.3	Withholding Taxes	A-28
17.4	Captions	A-28
17.5	Other Provisions	A-28
17.6	Number and Gender	A-28
17.7	Severability	A-28
17.8	Governing Law	A-29
17.9	Code Section 409A	A-29

- i -

ORBITAL SCIENCES CORPORATION

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(as amended and restated through [______], 2012)

Orbital Sciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated 2005 Stock Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, other equity-based awards and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Amendment and Restatement Effective Date” means __________, 2012, the date the Plan, as amended and restated, was approved by the stockholders of the Company.

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, a Performance Share or other Performance-Based Award, Other Equity-Based Award, or cash award under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5 “Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) incompetence or willful misconduct in connection with the performance of duties; (ii) conduct casting such discredit on the Company as in the opinion of the Board justifies termination or forfeiture of any Award, or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.  Commencing on the Effective Date and until such time as the Board shall determine otherwise, the Committee shall be the Human Resources and Compensation Committee of the Board (or any successor committee thereto with like responsibilities).

2.10 “Company” means Orbital Sciences Corporation.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning a majority or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.13 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.
2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16 “Effective Date” means March 9, 2005, the date the Plan was originally approved by the Board.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Executive Officer” means individuals designated by the Board of Directors as “executive officers” under Rule 3b-7 of the Exchange Act, and/or as Section 16 “officers” under such Act.

2.19 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a)         If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination).  If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)         If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.19 or Section 17.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 17.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.20 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.21 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (iii) such subsequent date as may be specified by the Board.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27 “Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.28 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Performance Share or a Dividend Equivalent Right.

2.29 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.30 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to ten (10) years.

2.31 “Performance-Based Awards” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards or cash made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period specified by the Committee.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33 “Performance Measures” means measures as specified in Section 13 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time of up to ten (10) years during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.35 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period.

2.36 “Plan” means this Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan, as may be further amended from time to time.

2.37 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.38 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.39 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof.

2.40 “SAR” means a right granted to a Grantee under Section 8 hereof.

2.41 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 8 hereof.

2.42 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43 “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.  If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.44 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.45 “Stock” means the common stock, par value $.01 per share, of the Company.

2.46 “Stock Appreciation Right” means a right granted to a Grantee under Section 8 hereof.

2.47 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.48 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 9 hereof.

2.49 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity.  In addition, any other entity may be designated by the Board as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.50 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.51 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52 “Unrestricted Stock” means an Award pursuant to Section 10 hereof.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”  References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law.  The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law.  The Board shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement by the Board, shall be final, binding and conclusive, whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

3.2	Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not Executive Officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the New York Stock Exchange, the rules of the New York Stock Exchange.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3	Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)           designate Grantees;

(ii)           determine the type or types of Awards to be made to a Grantee;

(iii)           determine the number of shares of Stock to be subject to an Award;

(iv)
establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option or the purchase price for Restricted Stock, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)           prescribe the form of each Award Agreement evidencing an Award; and

(vi)
amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.4	Forfeiture; Recoupment

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, (e) Company policy or procedure, (f) other agreement or (g) any other obligation of such Grantee to the Company or any Affiliate, as and to the extent specified in such Award Agreement.  The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or any Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

3.5	No Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval:  (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.6	Deferral Arrangement

The Board may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7	No Liability

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.8	Registration; Book Entry

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Board, in its sole discretion, deems appropriate, including by book-entry or direct registration or the issuance of one or more stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares of Stock Available for Awards

(a)         Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock available for issuance under the Plan shall be equal to five million (5,000,000).

(b)         The maximum number of shares of Stock available for issuance pursuant to Incentive Stock Options shall be the same as the maximum number of shares available for issuance under the Plan pursuant to Section 4.1(a).

(c)         Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by applicable laws, shares of treasury stock or issued shares that have been reacquired by the Company.

4.2	Adjustments in Authorized Shares of Stock

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Board shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards.  The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards.  Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3	Share Usage

(a)         Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b)         Any shares of Stock that are subject to Awards shall be counted against the share issuance limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to an Award.  With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.  The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1(a) as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c)         Notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b), any shares of Stock subject to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1.

(d)         The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 11.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 17.3 or (iii) purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1	Effective Date

The Plan was originally effective as of the Effective Date.  The Plan, as amended and restated, shall be effective as of the Amendment and Restatement Effective Date.

5.2	Term

The Plan shall terminate automatically ten (10) years after the Amendment and Restatement Date and may be terminated on any earlier date as provided in Section 5.3.

5.3	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by the Stock Exchange on which the shares of Stock are listed, provided that no amendment shall be made to the no-repricing provisions of Section 3.5 or the Option pricing provisions of Section 7.1 without the approval of the Company’s stockholders.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to:  (i) any Service Provider, as the Board shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)         the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6.1 is three hundred fifty thousand (350,000) shares;

(b)           the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6.1 is two hundred thousand (200,000) shares;

(c)           the maximum amount that may be paid as a cash-settled Performance-Based Award for a performance period of twelve (12) months or less to any person eligible for an Award shall be two million five hundred thousand dollars ($2,500,000) and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be two million five hundred thousand dollars ($2,500,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 16.

6.3	Stand-Alone, Additional, Tandem and Substitute Awards

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Board shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award.   Notwithstanding Section 7.1 and Section 8.1, but subject to Section 3.5, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4	Award Agreement

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

7.	TERMS AND CONDITIONS OF OPTIONS

7.1	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2	Vesting

Subject to Sections 7.3 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that no Option, other than Options granted to persons who are not entitled to overtime under applicable state or federal laws, will vest or be exercisable within a six-month period starting on the Grant Date.  For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

7.3	Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

7.4	Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.5	Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

7.6	Method of Exercise

Subject to the terms of Section 11 and Section 17.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Board.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

7.7	Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to such Grantee or other person.  Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

7.8	Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

7.9	Transferability of Options

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option.  Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10	Family Transfers

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions on transfer of shares of Stock as would have applied to the Grantee thereof.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section7.10 or by will or the laws of descent and distribution.  The provisions of Section 7.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7.4.

7.11	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

8.1	Right to Payment

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Board.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of a share of Stock on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date; and provided further that a Grantee may exercise either the SAR or the Option with which it is granted in tandem and not both.

8.2	Other Terms

The Board shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which any SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not any SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

8.3	Term

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

8.4	Rights of Holders of SARs

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising a SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such SAR, to direct the voting of the shares of Stock subject to such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to such Grantee or other person.  Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to a SAR for which the record date is prior to the date of issuance of such shares of Stock.

8.5	Transferability of SARs

Except as provided in Section 8.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR.  No SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.6	Family Transfers

If authorized in the applicable Award Agreement and by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 8.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless applicable laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.6 or by will or the laws of descent and distribution.

9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate).

9.2	Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 13.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

9.3	Restricted Stock Certificates

Pursuant to Section 3.8, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4	Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  Dividends paid on Restricted Stock which vests or is earned based on the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5	Rights of Holders of Stock Units

9.5.1	Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders).  The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.  Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

9.5.2	Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.6	Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

9.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by applicable law, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or vested Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units.  The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

9.8	Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 9.8.

10.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in lieu of any cash compensation due to such Grantee.

The Board may, in its sole discretion, grant awards in the form of Other Equity-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan.  Awards granted pursuant to this Section 10 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals.  The Board shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter.  Unless the Board otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1	General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

11.2           Surrender of Shares of Stock

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

11.3	Cashless Exercise

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

11.4	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1	Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other award.  A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

12.2	Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1	Grant of Performance-Based Awards

Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Board shall determine.

13.2	Structure of Performance-Based Awards

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the number of shares of Stock or value subject to a Performance-Based Award that will be paid out to the Grantee thereof as described in Section 13.6.3.

13.3	Earning of Performance-Based Awards

Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period as determined by the Board.

13.4	Form and Timing of Payment of Performance-Based Awards

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Board. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Board has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

13.5	Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

13.6	Performance-Based Awards Granted to Designated Covered Employees

If and to the extent that the Board determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6.

13.6.1	Performance Goals Generally

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 13.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being “substantially uncertain.” The Board may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

13.6.2	Timing For Establishing Performance Goals

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

13.6.3	Payment of Awards; Other Terms

Payment of Performance-Based Awards shall be in cash, shares of Stock or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Board.  The Board may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Board shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.  In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Board shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

13.6.4	Performance Measures

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a)	cash flow;

(b)	operating income;

(c)	revenues;

(d)	backlog;

(e)	total stockholder return or stock price;

(f)	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard &Poor’s 500 Stock Index;

(g)	net income;

(h)	pre-tax earnings;

(i)	earnings before interest expense, taxes, depreciation and amortization;

(j)	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(k)	operating margin;

(l)	earnings per share

(m)	return on equity;

(n)	return on capital;

(o)	return on investment; working capital;

(p)	ratio of debt to stockholders’ equity; and

(q)	any combination of any of the foregoing criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Board, in its sole discretion, deems appropriate, (b) may be calculated on a per share basis, and (c) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Board for such comparison, as the Board, in its sole discretion, deems appropriate. In addition, the Board, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Board. The Board also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13.

13.6.5	Evaluation of Performance

The Board may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6.6	Adjustment of Performance-Based Compensation

The Board shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Board determines consistent with the requirements of Code Section 162(m) for deductibility.

13.6.7	Board Discretion

In the event that Applicable Laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m).  In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.

13.7	Status of Awards Under Code Section 162(m)

It is the intent of the Company that Performance-Based Awards under Section 13.6 granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Board, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)
to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)
if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

15.	REQUIREMENTS OF LAW

15.1	General

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of applicable laws, including any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Board shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any applicable laws.  As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by applicable laws and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1	Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

16.2	Reorganization In Which The Company Is The Surviving Entity That Does Not Constitute A Corporate Transaction

Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 16.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

16.3	Corporate Transaction

Subject to the exceptions set forth in the last sentence of this Section 16.3 and the last sentence of Section 16.4, upon the occurrence of a Corporate Transaction, the Board shall provide for any one or more of the following actions to be taken (with any such action to be contingent on the occurrence of such Corporate Transaction):

(a)	In each case, with the exception of Performance-Based Awards:

(i)
the vesting of all outstanding shares of Restricted Stock and all Stock Units, and the delivery of the shares of Stock subject to the Stock Units, immediately prior to the occurrence of such Corporate Transaction,

(ii)
that fifteen (15) days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(iii)
that all, or a portion of, the outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs will be cancelled with the holders paid or delivered an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such fifteen (15) day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.  No Performance-Based Award shall vest, partially or fully, in connection with a Corporate Transaction unless the performance conditions for such award have been satisfied.

(b)	Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

This Section 16.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

16.4	Adjustments

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2 and 16.3.  This Section 16 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Corporate Transaction.

16.5	No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

17.	GENERAL PROVISIONS

17.1	Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2	Non-exclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

17.3	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award.  At the time of such vesting, lapse, or exercise, the Grantee shall satisfy all such tax obligations by the method or methods set forth in the Award Agreement, which will include one or more of the following (a) cash; (b) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee; or (c) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  Any shares of Stock withheld or delivered to satisfy any tax obligations shall have an aggregate Fair Market Value equal to such withholding obligation.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  If an Award Agreement allows a Grantee to satisfy his withholding obligation by method (c) above, the Grantee may satisfy such withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock.  Notwithstanding Section 2.20 or this Section 17.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 17.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).  In such case, the percentage of shares of Stock withheld shall equal the applicable withholding rate.

17.4	Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.5	Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.6	Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8	Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

17.9	Code Section 409A

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A.  To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Amended and Restated Plan by the Board as of January 26, 2012, and approval of the Plan by the stockholders on ________, 2012, the Company has caused its authorized officer to execute the Plan.

ORBITAL SCIENCES CORPORATION

By:
Title:

ORBITAL SCIENCES CORPORATION 45101 WARP DRIVE DULLES, VA 20166
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, April 24, 2012.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Orbital Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, April 24, 2012.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
ORBITAL SCIENCES CORPORATION
The Board of Directors recommends you vote “FOR” each of the listed nominees.
Vote on Directors
1.	To elect five Directors, each to serve for a three-year term ending 2015					The Board of Directors recommends you vote “FOR” proposals 2, 3, and 4.

	Nominees:		For	Against	Abstain	Vote on Proposals		For	Against	Abstain
	1a.	Robert M. Hanisee	☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

	1b.	James G. Roche	☐	☐	☐

	1c.	Harrison H. Schmitt	☐	☐	☐	3.	To approve, by advisory vote, the compensation paid to our named executive officers, as described in the company's proxy statement.	☐	☐	☐

	1d.	James R. Thompson	☐	☐	☐

	1e.	Scott L. Webster	☐	☐	☐	4.	To approve the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have an authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Signature – (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ORBITAL SCIENCES CORPORATION

Proxy for Annual Meeting of Stockholders – April 25, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David W. Thompson and Susan Herlick and each of them as proxies, with power of substitution and re-substitution to each, to vote at the annual meeting of stockholders of Orbital Sciences Corporation (the “company”) to be held at the company’s headquarters, 45101 Warp Drive, Dulles, Virginia  20166 on April 25, 2012 at 9:00 a.m., Eastern Time, and at any adjournment thereof, all shares of stock of the company that the undersigned would be entitled to vote if personally present.  A majority of said proxies or their substitutes or re-substitutes or any one if only one is present and acting, shall have all the powers of all said proxies.  The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote in such manner as they may determine on any matters that may properly come before the meeting as indicated in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012, FOR APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AND FOR APPROVAL OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012, FOR APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AND FOR APPROVAL OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN.

                                                                                            Continued and to be signed on the reverse side